Exhibit 4.1

EXECUTION COPY

DUANE READE INC. and

DUANE READE, as Co-Obligors

THE GUARANTORS NAMED HEREIN

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of August 7, 2009

11.75% Senior Secured Notes due 2015

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06 and 13.02
(d)	7.06
314(a)	4.04(b)
(b)	10.02
(c)(1)	8.04, 12.01 and 13.04
(c)(2)	8.04, 12.01 and 13.04
(c)(3)	N.A.
(d)	10.05
(e)	13.05
(f)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	7.01(a)
(d)	N.A.
(e)	N.A.
316(a)(last sentence)	2.10
(a)(1)(A)	N.A.
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	13.13(d)
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

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Exhibits:

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE
Exhibit G	FORM OF OFFICERS’ CERTIFICATE TO BE DELIVERED BY THE COMPANY PURSUANT TO SECTION 10.06(b) OF THE INDENTURE

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INDENTURE (this “Indenture”), dated as of August 7, 2009, by and among Duane Reade Inc., a Delaware corporation (the “Company”), Duane Reade, a New York general partnership and subsidiary of the Company (“Duane Reade GP” and together with the Company, the “Co-Obligors”), Duane Reade Holdings, Inc., a Delaware corporation (“Holdings”), and each of the direct and indirect domestic subsidiaries of the Company named in the signature pages hereto (other than Duane Reade GP) (the “Initial Subsidiary Guarantors”, and together with Holdings, the “Initial Guarantors”), and U.S. Bank National Association, as Trustee (the “Trustee”).

As of the Issue Date, each of the Initial Guarantors will guarantee all the obligations of Duane Reade and Duane Reade GP under the Notes and this Indenture.

The Company and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 11.75% Senior Secured Notes due 2015 (the “Initial Notes” and, together with any Exchange Notes and Additional Notes, each as defined herein, the “Notes”):

ARTICLE ONE

Definitions And Incorporation By Reference

Section 1.01. Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Acquisition” means the transactions contemplated by the Agreement and Plan of Merger.

“Additional Notes” means any further Notes (other than the Initial Notes issued on the date of this Indenture) issued under this Indenture in accordance with the terms of this Indenture, including Sections 2.02 and 4.07 hereof, as part of the same series as the Initial Notes issued on the date hereof, ranking equally with those Initial Notes and having identical terms and conditions to the Initial Notes (in all respects other than the payment of interest accruing prior to the issue date of such Additional Notes or except, in any such case, at the option of the Company, for the first payment of interest following the issue date of such Additional Notes), subject to compliance with Section 4.07 hereof. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, security, redemptions and offers to purchase.

“Advisory Agreement” means the advisory agreement entered into in connection with the Acquisition, as amended, restated or modified from time to time; provided that such amendment, restatement or modification is not materially more adverse, taken as a whole, to the Company and its Restricted Subsidiaries than the Advisory Agreement in effect on the Issue Date.

“Affiliate” means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (2) any other Person that owns, directly or indirectly, 10% or more of any class or series of such specified Person’s Voting Stock; or (3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means any and all assets or property (other than Excluded Assets) acquired after the Issue Date, including any property or assets acquired by the Company, Duane Reade GP or a Guarantor from a transfer from the Company or a Guarantor that is required to be subject to the Lien created by the Collateral Documents.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Agreement and Plan of Merger” means the agreement and plan of merger dated December 22, 2003, as amended by Amendment No. 1 on June 10, 2004, Amendment No. 2 on June 13, 2004 and Amendment No. 3 on June 18, 2004, among DRS LLC, Duane Reade Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of DRS LLC, and Duane Reade Inc.

“Applicable Premium” means, with respect to any Senior Secured Note on any redemption date or date of deposit of funds in the case of a discharge, as the case may be (the “Relevant Date”), the greater of:

(1) 1.0% of the principal amount of such Senior Secured Note; and

(2) the excess, if any, of (a) the present value at such Relevant Date of (i) the redemption price of such Senior Secured Note on August 1, 2012, plus (ii) all required interest payments due on such Senior Secured Note through August 1, 2012 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such Relevant Date plus 50 basis points; over (b) the principal amount of such Senior Secured Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other properties, assets or rights of the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets:

(A) that is governed by Section 5.01 hereof;

(B) that is by the Company to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary in accordance with the terms of this Indenture;

(C) that would be a Restricted Payment, Permitted Payment or Permitted Investment;

(D) that is a disposition of Capital Stock of an Unrestricted Subsidiary;

(E) that is of damaged, worn-out or obsolete equipment in the ordinary course of business;

(F) that consists of cash or Cash Equivalents;

(G) pursuant to an Interest Rate Agreement, Currency Hedging Agreement or Commodity Price Agreement;

(H) that consists of the granting of a Lien not prohibited by this Indenture;

(I) that is a sale or lease of equipment, inventory or accounts receivable in the ordinary course of business;

(J) that is a conversion of or foreclosure on any mortgage or note, but only if the Company or a Restricted Subsidiary receives the real property underlying the mortgage or note;

(K) that is a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(L) that is the sale, lease, conveyance, disposition or other transfer of any Investment in any Unrestricted Subsidiary;

(M) that is a lease, license or sublease to third persons not interfering in any material respect with the business of the Company or a Restricted Subsidiary; or

(N) the Fair Market Value of which in the aggregate does not exceed $5 million in any transaction or series of related transactions.

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by the Board of Directors of the Company and set forth in a board resolution) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The term “Beneficial Ownership” shall have a corresponding meaning.

“Board of Directors” means, with respect to any Person, the board of directors or managers, management committee or other equivalent management entity of such Person or any committee thereof duly authorized to act on behalf of such board or, in the case of a Person that is a partnership that has no such management entity, one or more general partners of such Person.

“Board Resolution” means, with respect to a Board of Directors, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Person or, in the case of a Person that is a partnership that has no such officers, the Secretary or an Assistant Secretary of a general partner of such Person, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York or the city in which the Trustee has its Corporate Trust Office are authorized or obligated by law or executive order to close.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be capitalized on a balance sheet.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date of this Indenture, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means:

(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof;

(2) deposits, time deposit accounts, certificates of deposit, money market deposits or acceptances of any financial institution having capital and surplus in excess of $500 million that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-l” by S&P, or at least “P-1” by Moody’s;

(3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-l” by S&P or at least “P-1” by Moody’s;

(4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition; and

(5) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (4).

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company or any of its direct or indirect parent companies (measured by voting power rather than the number of shares);

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or of any of its direct or indirect parent companies (together with any new directors whose election to such board or whose nomination for election by the stockholders or members, as the case may be, of the Company or of any of its direct or indirect parent companies was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors of the Company or of any of its direct or indirect parent companies then in office;

(3) the Company or any of its direct or indirect parent companies consolidates with or merges with or into any Person other than a Person controlled by a Permitted Holder or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with the Company or any of its direct or indirect parent companies in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or any of its direct or indirect parent companies is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the Voting Stock of the Company or any of its direct or indirect parent companies outstanding immediately prior to such transaction is changed into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving corporation constituting a majority of the outstanding shares of such Voting Stock (measured by voting power rather than the number of shares) of such surviving corporation (immediately after giving effect to such issuance) and

(B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving corporation; or

(4) the Company or any of its direct or indirect parent companies is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.01 hereof.

Notwithstanding the foregoing, (A) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement; (B) any holding company whose only significant asset is Capital Stock of the Company or any of its direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (1) or (3) above; and (C) the term “Change of Control” shall not include a merger or consolidation of the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming a holding company.

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Clearstream” means Clearstream Banking, a société anonyme, Luxembourg.

“Collateral” means, collectively, all of the property and assets that are from time to time subject to the Lien of the Collateral Documents, including the Liens, if any, required to be granted pursuant to this Indenture, any Term Loan Agreement or the Collateral Documents.

“Collateral Agent” means U.S. Bank National Association, and any successor thereto under the Collateral Agency Agreement, and any successor thereto.

“Collateral Agency Agreement” means the Intercreditor and Collateral Agency Agreement, dated as of the Issue Date among the Company, Duane Reade GP, the Guarantors, the Trustee and the Collateral Agent, and joined by any representative of the Term Loan Lenders, as the same may be amended, restated, supplemented, replaced or modified from time to time.

“Collateral Documents” means, collectively, the Collateral Agency Agreement, the Security Agreement, the Pledge Agreement, the Depositary Bank Agreements (as defined in the Collateral Agency Agreement), any mortgage or deed of trust and all other pledges, agreements, financing statements, filings or other documents that grant or evidence the Lien in any property or assets required to be subject to a Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of Notes to secure any Note/Term Obligations, as they may be amended, restated, supplemented, replaced or modified from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

“Commodity Price Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

“Company” means Duane Reade Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of:

(a) without duplication, the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, (1) Consolidated Interest Expense, (2) Consolidated Income Tax Expense, (3) Consolidated Noncash Charges, (4) expenses and charges related to any Equity Offering or incurrence of Indebtedness permitted to be incurred pursuant to this Indenture, (5) restructuring costs and acquisition integration costs and fees, including cash severance payments made in connection with restructurings and acquisitions, or other types of special charges or reserves, (6) payments under the Advisory Agreement, and (7) any non-recurring losses, for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

(b) without duplication, the sum of Consolidated Interest Expense for such period and any cash and noncash dividends (other than those paid in the form of Qualified Capital Stock) paid on any Disqualified Capital Stock or Preferred Stock, of such Person and its Restricted Subsidiaries during such period, in each case after giving pro forma effect (in the good-faith determination of the Chief Financial Officer or another responsible financial officer of the Company) to, without duplication:

(1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(2) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period;

(4) any acquisition or disposition by such Person and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

(5) all adjustments to “EBITDA” for such period used to calculate “Adjusted EBITDA” for such period of the type disclosed in the “Summary Historical Consolidated Financial Data” section included in the Offering Circular; and

(6) Pro Forma Cost Savings;

provided that

(1) any such computation shall be set forth in an Officers’ Certificate;

(2) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate; and

(3) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average balance at the end of each fiscal month of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of:

(a) the interest expense, less interest income, of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

(1) amortization of debt discount,

(2) the net cash costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Agreements (including amortization of discounts),

(3) the interest portion of any deferred payment obligation,

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

(5) accrued interest, plus

(b) (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and

(2) all capitalized interest of such Person and its Restricted Subsidiaries, plus

(c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under any other clause hereof only to the extent actually paid by such Person or its Restricted Subsidiaries, plus

(d) dividend requirements of the Company with respect to Disqualified Capital Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary, as the case may be), less, to the extent included in such total interest expense, (A) the amortization during such period of capitalized financing costs, (B) any charges resulting from the application of Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” with respect to Qualified Stock, and (C) any charges resulting from the application of Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections.”

“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication:

(1) all extraordinary or nonrecurring gains (or extraordinary losses or nonrecurring, noncash losses), together with any related provision for taxes on any such extraordinary or nonrecurring gain (and the tax effect of any such extraordinary loss or nonrecurring, noncash loss), realized by the Company or any Restricted Subsidiary during such period;

(2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries;

(3) any noncash impact attributable to the application of the purchase method of accounting in accordance with GAAP;

(4) any gain or loss realized upon the termination of any employee pension benefit plan, together with any related provision for taxes on any such termination (or the tax effect of any such termination);

(5) gains or losses in respect of dispositions of assets other than in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions), together with any related provision for taxes on any such disposition (or the tax effect of any such disposition);

(6) (a) for purposes of Section 4.07 hereof, the net income of any Restricted Subsidiary that is not a Guarantor, and (b) for purposes of Section 4.08 hereof, the net income of any Restricted Subsidiary, to the extent that, in the case of each of clauses (a) and (b), the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(7) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date;

(8) any net gain or loss arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person or its Restricted Subsidiaries;

(9) any expenses or charges incurred in connection with the Transactions and all deferred financing costs amortized or written off, and premiums and prepayment penalties paid, in connection with the Transactions and the financings thereof or any early extinguishment of Indebtedness;

(10) any charges resulting from the application of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” or No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets;”

(11) deferred rental expense which is in excess of the amount of cash rental expense actually paid in such relevant period, provided that any amounts excluded in any period pursuant to this clause (11) shall be deducted from Consolidated Net Income in the period for which the cash payments in respect of such deferred rental expense are paid;

(12) unrealized gains and losses associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Agreements;

(13) noncash compensation charges or other noncash expenses or charges arising from the grant of or issuance or repricing of Capital Stock or other equity-based awards or any amendment or substitution of any such Capital Stock or other equity-based awards;

(14) noncash charges or expenses relating to recording inventory on a LIFO basis, provided that any amounts excluded in any period pursuant to this clause (14) shall be deducted from Consolidated Net Income in the period for which the cash payments in respect of such charges or expenses are paid;

(15) so long as the Company and its Restricted Subsidiaries file a consolidated tax return, or are part of a consolidated group for tax purposes, with Holdings or any other holding company, the excess of (a) the Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries for such period over (b) all tax payments payable for such period (whether paid in such period or at any time prior to such period) by the Company and its Restricted Subsidiaries to Holdings or such other holding company under a tax sharing agreement or arrangement, provided that any amounts excluded in any period pursuant to this clause (15) must be deducted from Consolidated Net Income in the period for which the cash payments in respect of such taxes are paid;

(16) the cumulative effect of a change in accounting principles; or

(17) any deferred financing costs amortized or written off and premiums and prepayment penalties paid in connection with the refinancing of any Qualified Capital Stock.

“Consolidated Net Tangible Assets” means the aggregate amount of assets of the Company (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities (other than the obligations under this Indenture or current maturities of long-term Indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Company and the Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

“Consolidated Noncash Charges” of any Person means, for any period, the aggregate depreciation, amortization and write-downs, write-offs and other noncash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any noncash charge which requires an accrual or reserve for cash charges for any future period).

“Consolidated Secured Debt Ratio” means for any Person, as of any date of determination, the ratio of;

(a) the aggregate principal amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries, without duplication, that would be required to be reflected on a consolidated balance sheet of such Person as of such date and that is then secured by Liens, which are “Permitted Liens” pursuant to clauses (1), (2), (3), (5), (6), (9), (12), (14), (17), (18) or (19) of the definition thereof, on property or assets of such Person and its Restricted Subsidiaries (including, without limitation, Capital Stock of another Person owned by such Person but excluding property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), net of unrestricted cash as shown on such balance sheet; to

(b) without duplication, the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, (1) Consolidated Interest Expense, (2) Consolidated Income Tax Expense, (3) Consolidated Noncash Charges, (4) expenses and charges related to any Equity Offering or incurrence of Indebtedness permitted to be incurred pursuant to this Indenture, (5) restructuring costs and acquisition integration costs and fees, including cash severance payments made in connection with restructurings and acquisitions, or other types of special charges or reserves, (6) payments under the Advisory Agreement, and (7) any non-recurring losses, for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period, in each case after giving pro forma effect (in the good-faith determination of the Chief Financial Officer or another responsible financial officer of the Company) to, without duplication:

(1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(2) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period;

(4) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

(5) all adjustments to “EBITDA” for such period used to calculate “Adjusted EBITDA” for such period of the type disclosed in the “Summary Historical Consolidated Financial Data” section included in the Offering Circular; and

(6) Pro Forma Cost Savings.

provided that any such computation shall be set forth in an Officers’ Certificate.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP The term “Consolidated” shall have a correlative meaning.

“Convertible Notes” means the Company’s 2.1478% Senior Convertible Notes due April 16, 2022.

“Co-Obligors” has the meaning set forth in the preamble hereto.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice under Section 13.02 to the Company.

“Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to manage fluctuations in currency values.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Depositary Bank Agreement” means, with respect to any deposit account, an agreement substantially in the form of Exhibit C-1, Exhibit C-2 or Exhibit C-3 to the Security Agreement or such other form as to which an opinion of counsel is delivered to the Collateral Agent opining that such agreement is sufficient to grant the Collateral Agent a perfected security interest under the Uniform Commercial Code, as in effect at such time in the applicable jurisdiction, in the deposit account named therein, as the same may be amended, restated, supplemented, replaced or modified from time to time in accordance with the provisions of the Collateral Documents.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof; provided, however, that any class of Capital Stock of the Company that, by its terms, authorizes the Company to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Capital Stock and that is not convertible into, puttable or exchangeable for Disqualified Capital Stock, will not be deemed to be Disqualified Capital Stock so long as the Company satisfies its obligations with respect thereto solely by the delivery of Qualified Capital Stock.

“DRS LLC” means Duane Reade Shareholders, LLC, a limited liability company formed under the laws of Delaware, and its successors and assigns which is a holding company that, as of the Issue Date, directly owns all of the equity interests in Holdings, other than equity interests held by management.

“Duane Reade GP” has the meaning set forth in the preamble hereto.

“Equity Investors” means Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P. (and certain of their Affiliates) and other investors in DRS LLC.

“Equity Offering” means (x) a Public Equity Offering or (y) a private placement of Capital Stock (other than Disqualified Capital Stock) of the Company or any of its direct or indirect parent companies, as the case may be, pursuant to an exemption from the registration requirements of the Securities Act, to a Person (other than an Affiliate of the Company) in either case (x) or (y) with gross proceeds to the Company or any of its direct or indirect parent companies of at least $50 million that are promptly contributed to the Company on a non-recourse basis.

“Event of Loss” means, with respect to any Collateral, any (1) loss, destruction or damage of such Collateral, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such Collateral, or confiscation of such Collateral or the requisition of the use of such Collateral or (3) settlement in lieu of clause (2) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Exchange Notes” means the Notes issued in an Exchange Offer in accordance with Section 2.07(f) hereof.

“Exchange Offer” means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement that may be filed pursuant to the Registration Rights Agreement.

“Excluded Assets” means the following assets that are not and will not constitute Collateral securing the Note/Term Obligations and Hedging Obligations:

(1) any property or assets owned by any Subsidiary of the Company or Duane Reade GP which is not a domestic Restricted Subsidiary;

(2) assets securing Purchase Money Obligations or Capital Lease Obligations incurred pursuant to clause (7) of paragraph (b) of Section 4.07 hereof;

(3) Excluded Contracts;

(4) Excluded Equipment;

(5) any voting security that is issued by a foreign subsidiary (that is a corporation for United States federal income tax purposes) and owned by the Company, Duane Reade GP or any Guarantor, if and to the extent that the inclusion of such voting security in the Collateral would cause the Collateral pledged by the Company, Duane Reade GP or such Guarantor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of voting securities of such foreign subsidiary;

(6) any interest in leased or owned real property;

(7) any Capital Stock and other securities of each Subsidiary of the Company to the extent that the pledge of such Capital Stock or other securities to secure the Notes or the Guarantees would cause such Subsidiary to be required to file separate financial statements with the Commission pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time);

(8) any Capital Stock and other securities of any Person that becomes a Guarantor after the Issue Date that, together with all other such Guarantors created, acquired or Invested in after the Issue Date, have a collective Fair Market Value of less than $30.0 million; and

(9) proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (8), unless such proceeds or products would otherwise constitute Collateral securing Note/Term Obligations and Hedging Obligations.

“Excluded Contract” means at any date any rights or interest of the Company, Duane Reade GP or any Guarantor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) (i) to the extent that such Contract by the express terms of a valid and enforceable restriction in favor of a Person who is not the Company, Duane Reade GP or any Guarantor, or any requirement of law, prohibits, or requires any consent or establishes any other condition for, an assignment thereof or a grant of a security interest therein by the Company, Duane Reade GP or a Guarantor and (ii) which, if in existence or the subject of rights in favor of the Company, Duane Reade GP or any Guarantor as of the Issue Date and with respect to which a contravention or other violation caused or arising by its inclusion as Collateral could reasonably be expected to have a Material Adverse Effect (as defined in the Security Agreement as in effect on the Issue Date), is listed and designated as such on a schedule to any such party’s perfection certificate required by the Collateral Documents or individually or collectively is not material to the conduct of the business of the Company, Duane Reade GP, or such Guarantor; provided that: (i) rights to payment under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the Uniform Commercial Code and (ii) all proceeds paid or payable to any of the Company, Duane Reade GP or any Guarantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral.

“Excluded Equipment” means at any date any equipment of the Company, Duane Reade GP or any Guarantor which is subject to, or secured by, a Capital Lease Obligation or Purchase Money Obligations if and to the extent that (i) the express terms of a valid and enforceable restriction in favor of a Person who is not the Company, Duane Reade GP, Holdings or a Restricted Subsidiary contained in the agreements or documents granting or governing such Capital Lease Obligation or Purchase Money Obligations prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, or a grant of a security interest therein, by the Company, Duane Reade GP or any Guarantor and (ii) such restriction relates only to the asset or assets acquired by the Company, Duane Reade GP or any Guarantor with the proceeds of such Capital Lease Obligation or Purchase Money Obligations and attachments thereto or substitutions therefor; provided that all proceeds paid or payable to any of the Company, Duane Reade GP or any Guarantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such equipment and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of the Capital Lease Obligation or Purchase Money Obligations secured by such equipment.

“Existing Notes” means the Existing Senior Secured Notes and the Existing Senior Subordinated Notes.

“Existing Senior Secured Notes” means the Floating Rate Senior Secured Notes due 2010 of the Company and Duane Reade GP.

“Existing Senior Subordinated Notes” means the 9.75% Senior Subordinated Notes due 2011 of the Company and Duane Reade GP.

“Existing Senior Subordinated Notes Indenture” means the Indenture, dated as of July 30, 2004 (as supplemented on July 30, 2004 and July 31, 2009 as the same may be further supplemented), among the Co-Obligors, the Guarantors and the Trustee, governing the Existing Senior Subordinated Notes.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset in excess of $5.0 million shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors. For purposes of Section 4.12, and for determinations of the Fair Market Value of any Subsidiary for purposes of clause (8) of the definition of “Excluded Assets” or the Fair Market Value of any Non-Guarantor Restricted Subsidiary, such Fair Market Value will be the Fair Market Value of any property transferred to or Investment in such Non-Guarantor Restricted Subsidiary by the Company or any Restricted Subsidiary as at the time of such transfer or Investment (or the Fair Market Value on the date of creation (whether newly-formed or created by the sale of a portion of the Capital Stock of such Restricted Subsidiary) or acquisition of any such entity), as determined by the Board of Directors of the Company acting in good faith, and shall not include any subsequent change in value other than from an additional transfer or Investment.

“Finance Documents” has the meaning given to such term in the Security Agreement.

“Finance Obligations” has the meaning given to such term in the Security Agreement.

“Finance Parties” has the meaning given to such term in the Security Agreement.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the Original Acquisition Closing Date.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, as appropriate, issued in accordance with Section 2.01, 2.07(b)(iii), 2.07(b)(iv), 2.07(d)(i), 2.07(d)(ii), 2.07(d)(iii) or 2.07(f) of this Indenture.

“Guarantee” means the guarantee by any Guarantor of the Co-Obligors’ or any other obligor’s Senior Secured Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of “Indebtedness” below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(5) otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means Holdings and any Subsidiary of the Company which is a guarantor of the Notes, including any Person that is required after the date of this Indenture to execute a guarantee of the Notes pursuant to Section 4.12 hereof until a Guarantor is released in accordance with the terms of this Indenture or until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Hedging Obligations” means all obligations (including, without limitation, any amounts which accrue after the commencement of any insolvency proceedings) in respect of Interest Rate Agreements, Currency Hedging Agreements, Commodity Price Agreements or any combination of the foregoing transactions permitted to be incurred under this Indenture, excluding any amounts which are entitled to set-off under applicable law and specified as such by the Company in an Officers’ Certificate.

“Hedging Provider” means any Person from time to time party to one or more Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Agreements, in each case with respect to Hedging Obligations, and that has also executed a Sharing Confirmation (as defined in the Collateral Agency Agreement), and its successors and assigns, and “Hedging Providers” means any two or more of such Hedging Providers, collectively.

“Holder” means the Person in whose name a Note is, at the time of determination, registered on the Registrar’s books.

“Holdings” means Duane Reade Holdings, Inc., a corporation formed under the laws of Delaware, and its successors and assigns, which is a holding company that, as of the Issue Date, directly owns all of the equity interests in the Company.

“IAI Global Note” means the global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables and accrued expenses arising in the ordinary course of business,

(4) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Agreements of such Person,

(5) all Capital Lease Obligations of such Person,

(6) all Indebtedness referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, to the extent the payment of such Indebtedness or dividends is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(7) all Guaranteed Debt of such Person,

(8) all Disqualified Capital Stock issued by such Person, and

(9) Preferred Stock of any Restricted Subsidiary of the Company.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount, and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

Notwithstanding the foregoing, Indebtedness shall not include:

(1) trade accounts payable and other accrued liabilities arising in the ordinary course of business;

(2) obligations of such Person other than principal; or

(3) any liability for federal, state or local taxes or other taxes of such Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” has the meaning set forth in the preamble hereto.

“Initial Notes” has the meaning stated in the third paragraph of this Indenture and means Notes other than Exchange Notes and Additional Notes issued under this Indenture.

“Initial Purchasers” means (i) Goldman, Sachs & Co. and Banc of America Securities LLC as initial purchasers under the Purchase Agreements dated July 31, 2009, among the Company and the initial Purchasers and (ii) with respect to any Additional Notes issued subsequent to the Issue Date, any investment bank acting as initial purchaser in connection with the issuance and sale of such Additional Notes.

“Initial Subsidiary Guarantors” has the meaning set forth in the preamble hereto.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Intercreditor Agreement” means the intercreditor agreement (as amended, restated, supplemented, replaced or modified from time to time), dated as of July 30, 2004, by and between the Revolving Credit Agent and U.S. Bank National Association, in its capacity as collateral agent for the Notes, as successor to Bank of America, N.A., as initial collateral agent.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, captions, collars and similar agreements) and /or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business, extensions of trade credit on commercially reasonable terms in accordance with normal trade practices, and investments in payroll, travel and similar advances made in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.08 hereof.

“Issue Date” means August 7, 2009.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Co-Obligors and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Liquidated Damages” means all liquidated damages then owing pursuant to an applicable Registration Rights Agreement.

“Maturity” means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Asset Sale Offer Date or the redemption date and whether by declaration of acceleration, Asset Sale Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Maximum Revolving Debt Amount” means an amount equal to the sum of (x) the greater of (a) $275.0 million and (b) the sum of the Borrowing Base (as defined in the Revolving Credit Agreement in effect as of the Original Acquisition Closing Date), without giving effect to Reserves (as defined in the Revolving Credit Agreement in effect as of the Original Acquisition Closing Date), plus Permitted Overadvances (as defined in the Revolving Credit Agreement in effect as of the Original Acquisition Closing Date), plus (y) accrued and unpaid interest, fees, expense reimbursements and other charges then due to the revolving lender agent and the lenders under the Revolving Credit Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereof.

“Net Cash Proceeds” means:

(a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash, Cash Equivalents or Qualified Noncash Proceeds including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of:

(1) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of counsel, accountants, consultants, agents and investment bankers) related to such Asset Sale,

(2) provisions for all taxes payable as a result of such Asset Sale,

(3) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale,

(5) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon, and

(6) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee and

(b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under Section 4.08 hereof, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Loss Proceeds” means, with respect to any Event of Loss, the proceeds in the form of (a) cash or Cash Equivalents and (b) insurance proceeds from condemnation awards or damages awarded by any judgment, in each case received by the Company or any of its Restricted Subsidiaries from such Event of Loss, net of:

(1) reasonable out-of-pocket expenses and fees relating to such Event of Loss (including without limitation legal, accounting and appraisal or insurance adjuster fees);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) any repayment of Indebtedness that is secured by, or directly related to, the property or assets that are the subject of such Event of Loss;

(4) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Event of Loss or having a Lien thereon; and

(5) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss and retained by the Company or any Restricted Subsidiary, as the case may be, after such Event of Loss, including, without limitation, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss.

“Non-Guarantor Restricted Subsidiary” means a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary and is designated by the Company as a Non-Guarantor Restricted Subsidiary, as evidenced by a resolution of the Board of Directors of the Company.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning stated in the third paragraph of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture: (a) the term “Notes” shall include any Exchange Notes to be issued and exchanged for any Notes pursuant to an applicable Registration Rights Agreement and this Indenture, and (b) (i) all Exchange Notes that are issued and exchanged for the Initial Notes and (ii) all Additional Notes issued hereunder and Exchange Notes that are issued and exchanged for such Additional Notes, shall be treated as a single class.

“Note/Term Obligations” means:

(1) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Bankruptcy Law with respect to any of the Company, Duane Reade GP or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on any Note or Term Loan;

(2) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by the Company, Duane Reade GP or any Guarantor (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Bankruptcy Law with respect to any of the Company, Duane Reade GP or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Indenture, the Notes, any Term Loan Agreement, the Intercreditor Agreement or any other Collateral Document;

(3) all expenses of the Trustee, the Collateral Agent or any Term Loan Agent as to which one or more of such agents has a right to reimbursement under this Indenture, any Term Loan Agreement or under any other similar provision of any other Collateral Document or the Intercreditor Agreement, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral; and

(4) in the case of Holdings and each Subsidiary Guarantor, all amounts now or hereafter payable by Holdings or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Bankruptcy Law with respect to the Company, Duane Reade GP, Holdings or such Subsidiary Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of Holdings or such Subsidiary Guarantor pursuant to the Notes, this Indenture, the Guarantees, the Term Loan Agreement, the Intercreditor Agreement or any other Collateral Document;

together in each case with all renewals, modifications, refinancings, consolidations or extensions thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the Offering Circular relating to the issuance and sale of the Notes and the Guarantees, together with the supplement thereto distributed therewith, dated July 31, 2009, prepared by the Co-Obligors.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person, or in the case of a Person that is a partnership that has no such officers, any such officer of a general partner of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 13.05 hereof, which may be corporate counsel to the Company.

“Original Acquisition Closing Date” means July 30, 2004.

“Pari Passu Indebtedness” means (a) any Indebtedness of the Company or Duane Reade GP that is equal in right of payment to the Notes and (b) with respect to any Guarantee, Indebtedness which ranks equal in right of payment to such Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means (x) the lines of business conducted by the Company and its Restricted Subsidiaries on the Issue Date and business reasonably related, complementary or ancillary thereto, including reasonably related extensions or expansions thereof and (y) any unrelated business, to the extent that it is not material in size.

“Permitted Holders” means Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P. and any of their Affiliates.

“Permitted Investment” means:

(1) Investments in any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(2) Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5) and (6) of the definition of “Permitted Indebtedness”;

(3) Investments in any of the Notes or any Senior Indebtedness;

(4) Investments in cash and Cash Equivalents;

(5) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 4.11 hereof to the extent such Investments are permitted or required under such Section;

(6) Investments in existence on the Issue Date;

(7) Investments acquired in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary) or acquired with the Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale of Capital Stock (other than Disqualified Capital Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary); provided that such Net Cash Proceeds are used to make such Investment within 60 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(B) of Section 4.08(a);

(8) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(9) any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(10) loans and advances to employees of the Company or a Restricted Subsidiary in an aggregate amount not to exceed $2 million outstanding at any time;

(11) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangement with other Persons;

(12) Investments in lease, utility and other similar deposits in the ordinary course of business;

(13) Investments made by the Company or a Restricted Subsidiary for consideration consisting only of Qualified Capital Stock of the Company;

(14) Investments in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; and

(15) other Investments in the aggregate amount outstanding at any one time of up to $15 million.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

“Permitted Lien” means:

(1) any Lien on any assets or property of the Company or any of its Subsidiaries or Affiliates granted in favor of the lenders under Note/Term Obligations securing such Note/Term Obligations existing at the Issue Date or granted thereafter, in an aggregate principal amount not to exceed the sum of (a) $300.0 million plus (b) the aggregate of amounts of Indebtedness incurred to permanently repay Indebtedness that was at the time of each such repayment classified as having been incurred under clause (1) or (7) of paragraph (b) of Section 4.07 hereof; provided that the Refinancing Indebtedness is deemed to be incurred pursuant to such clause (1) or (7) and is not reclassified outside such clauses, which Liens shall include, without limitation, at the Issue Date, Liens granted pursuant to the Collateral Documents or this Indenture in favor of the Collateral Agent, the Trustee or the Holders of the Notes and Guarantees or the lenders under the Term Loan Agreement;

(2) any Lien on any assets or property of the Company or any of its Subsidiaries or Affiliates granted in favor of Hedging Providers, securing Hedging Obligations relating to Note/Term Obligations;

(3) any Lien on Secondary Collateral which secures the Revolving Credit Agreement incurred pursuant to clause (b)(1) of Section 4.07 hereof; provided that the aggregate principal amount of Indebtedness which may be secured pursuant to this clause (3) on a first-priority basis shall not exceed the Maximum Revolving Debt Amount; provided, further that the Revolving Credit Lenders (or the agent or representative on behalf of such lenders) have no security interest in any assets (other than Secondary Collateral) higher in priority than that granted to the Collateral Agent;

(4) banker’s Liens, rights of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (7) of paragraph (b) of Section 4.07 hereof covering only the assets acquired, leased, constructed or improved with such Indebtedness or permitted pursuant to clause (6) of paragraph (b) of Section 4.07 hereof;

(6) Liens existing or entered into on the Issue Date and not otherwise referred to in this definition (not including Liens terminated on the Issue Date) and Liens in favor of the Company, Duane Reade GP or any Guarantor;

(7)(A) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business, (B) Liens for taxes, assessments or governmental charges or claims, in each case, that are not yet due or delinquent or that are bonded or that are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision shall be required in conformity with GAAP shall have been made therefor, and (C) any lease or sublease to a third party;

(8) Liens, pledges or deposits in connection with (A) workmen’s compensation, obligations and general liability exposure of the Company and its Restricted Subsidiaries and (B) unemployment insurance and other social security legislation, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(9) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit and Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(12) Liens securing Refinancing Indebtedness otherwise permitted to be incurred under this Indenture where the Indebtedness being refinanced was secured by a Lien, or amendments or renewals of Liens that were permitted to be incurred; provided, in the case of Liens securing Refinancing Indebtedness of the type permitted by clause (7) of paragraph (b) of Section 4.07, such Liens do not extend to any additional property or asset of the Company or a Restricted Subsidiary of the Company;

(13) Liens encumbering deposits made to secure obligations arising from statutory, regulatory or contractual requirements of the Company or a Restricted Subsidiary, including rights of offset and setoff;

(14) Liens with respect to Indebtedness that does not exceed $5 million at any one time outstanding;

(15) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;

(16) Liens securing Indebtedness incurred pursuant to clauses (8), (10) or (12) of paragraph (b) of Section 4.07;

(17) Liens securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under Section 5.01 or securing Acquired Indebtedness which was created prior to (and not created in connection with, or contemplation of), such transaction or acquisition (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under Section 4.07 hereof;

(18) Liens securing additional Note/Term Obligations incurred after the Issue Date pursuant to paragraph (a) under Section 4.07 (provided that any Indebtedness incurred to refinance or replace any Existing Notes to be secured pursuant to this clause (18), may be incurred in any manner permitted by Section 4.07); provided that after giving effect to the incurrence of such Note/Term Obligations the Consolidated Secured Debt Ratio of the Company and its Restricted Subsidiaries for the most recent four full fiscal quarters (taken as one period) for which financial statements are available immediately preceding such incurrence would not exceed (i) with respect to any incurrence on or before the date that is one year following the last day of the fiscal quarter in which the Issue Date occurs, 3.75:1.0 and (ii) thereafter, 3.5:1.0; and

(19) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (18); provided that the Lien so extended, renewed or replaced does not extend to any additional property or assets.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” means the Pledge Agreement, dated as of August 7, 2009, among the Co-Obligors, the Guarantors and the Collateral Agent, as the same may be amended, restated, supplemented, replaced or modified from time to time.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Primary Collateral” means all Collateral other than Secondary Collateral.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs during such period that are: (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act; (2) implemented, committed to be implemented or the commencement of implementation of which has begun in good faith by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs; or (3) reasonably projected by the Company (in the good-faith determination of the Chief Financial Officer of the Company) as a result of actions taken (calculated as though such actions had been completed and such cost savings, expense reductions and synergies had been realized on the first day of such period) in connection with the Company’s operational improvements, including (A) facility closures and downsizing (including the elimination of the Company’s central fill facility and closures of underperforming stores), (B) reductions in SG&A and other expense due to compensation reductions and freezes, hiring freezes, headcount rationalization, adjustment of delivery rates, marketing savings and reverse auction savings, (C) cost savings from store-level operational process improvement and administrative streamlining, reductions in fees and occupancy costs, improvements in logistical efficiency and store support services, reductions in staffing and benefit costs and (D) shrink reduction programs, net of the amount of actual cost savings, expense reductions and synergies realized during such period with respect to such actions (it being understood that Pro Forma Cost Savings may be incremental to other pro forma adjustments made to the relevant measure); provided that (i) with respect to any four fiscal quarter period ending on or prior to the end of the eighth full fiscal quarter following the Issue Date, any amounts increasing “Pro Forma Cost Savings” pursuant to this clause (3) shall not exceed $5 million and (ii) with respect to any four fiscal quarter period ending after the eighth full fiscal quarter after the Issue Date, there shall be no increase to “Pro Forma Cost Savings” pursuant to this clause (3).

“Public Equity Offering” means an underwritten public offering of common stock (other than Disqualified Capital Stock) of the Company or any of its direct or indirect parent companies, as the case may be, with gross proceeds to the Company or any of its direct or indirect parent companies of at least $50 million, pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Company or any of its direct or indirect parent companies, as the case may be).

“Purchase Money Obligation” means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or the cost of installation, construction or improvement thereof, and the payment of any sales or other taxes associated therewith; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and payment plus applicable taxes, and (2) such Indebtedness shall be incurred within one year of such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction or improvement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

“Qualified Noncash Proceeds” means any of the following or any combination of the following:

(1) assets that are used or usable in the Permitted Business and

(2) Capital Stock of any Person engaged primarily in the Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of such Capital Stock (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary.

“Refinancing Transactions” means, collectively, the Offers to Purchase, the offering of the Notes and the Equity Investment, as each term is defined in the Offering Circular, and transactions ancillary thereto.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Company, Duane Reade GP, the Guarantors and the Initial Purchasers, and (ii) with respect to any Additional Notes issued subsequent to the Issue Date, any registration rights agreement entered into for the benefit of the holders of such Additional Notes, if any.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period, as defined in Rule 902(f) of Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.18. For the avoidance of doubt, unless the context otherwise specifies, Duane Reade GP shall be deemed to be a Restricted Subsidiary.

“Revolving Credit Agent” means, at any time, the Person serving at such time as the “Agent” or the “Administrative Agent” under the Revolving Credit Agreement or any other representative of the Revolving Credit Lenders then most recently designated as such by the requisite percentage of such Revolving Credit Lenders in a written notice delivered to the Trustee and the Collateral Agent.

“Revolving Credit Agreement” means the Credit Agreement, dated as of July 21, 2003, as amended by Amendment No. 1 thereto, dated July 22, 2004, Amendment No. 2 thereto dated as of August 4, 2005,

Amendment No. 3 thereto, dated as of July 7, 2006, Amendment No. 4 thereto dated as of September 28, 2007 and Amendment No. 5 thereto dated as of the Issue Date among Duane Reade GP, as borrower, Holdings, the Company, DRI I Inc., Duane Reade International, LLC (f/k/a Duane Reade International, Inc.) and Duane Reade Realty, Inc., as facility guarantors, Bank of America, N.A. (f/k/a Fleet National Bank), as administrative agent and issuing bank, Bank of America, N.A. (f/k/a Fleet Retail Finance Inc.), as collateral agent, certain lenders party thereto, and certain other agents party thereto, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including, without limitation, any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including in the form of Additional Notes), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior Revolving Credit Agreement or (2) occurs on one or more separate occasions.

“Revolving Credit Lenders” means the lenders under the Revolving Credit Agreement.

“Revolving Loan Obligations” means the payment of the principal of and interest on the loans under the Revolving Credit Agreement, together with all Obligations (as defined in the Revolving Credit Agreement in effect on the Issue Date).

“Revolving Loan Parties” means the Co-Obligors and the Guarantors and each other Person now or hereafter becoming a guarantor of the obligations under the Revolving Credit Agreement and shall include each of their respective successors and assigns, including, without limitation, any receiver, trustee, or debtor-in-possession on behalf of such Person or on behalf of such successor or assign.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereof.

“Secondary Collateral” means all of the following property and interests in property of the Revolving Loan Parties, whether now owned or existing, or hereafter created, acquired or arising and wherever located:

(a) All Accounts;

(b) All Inventory;

(c) All Chattel Paper, Instruments and Documents;

(d) All Payment Intangibles constituting proceeds of other Secondary Collateral;

(e) All prescription files, and all books, records, electronically stored data and information relating to the prescription files and all rights of access to any of the foregoing;

(f) All tax refunds and abatements, and rights to payment for credit extended;

(g) All Deposit Accounts;

(h) All Letter of Credit Rights and Supporting Obligations relating to Secondary Collateral;

(i) All books and records of the Revolving Loan Parties relating to any other foregoing; and

(j) All products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies to the extent such proceeds relate to any of the foregoing.

All capitalized terms used in this definition and not otherwise defined shall have the same meaning herein as in the Uniform Commercial Code as in effect from time to time in the State of New York.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Security Agreement” means the Security Agreement, dated as of August 7, 2009, among the Co-Obligors, the Guarantors and the Collateral Agent, as the same may be amended, restated, supplemented, replaced or modified from time to time.

“Senior Indebtedness” means Indebtedness of the Company or a Guarantor that is not Subordinated Indebtedness.

“Senior Secured Indenture Obligations” means the obligations of the Company, Duane Reade GP and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under this Indenture and the Notes according to the respective terms thereof.

“Shelf Registration Statement” means the Shelf Registration Statement that may be filed pursuant to the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the date of this Indenture.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Stockholders and Registration Rights Agreement” means the stockholders and registration rights agreement dated as of July 30, 2004, as amended, restated or modified from time to time; provided that such amendment, restatement or modification is not materially more adverse, taken as a whole, to the Company and its Restricted Subsidiaries than the Stockholders and Registration Rights Agreement in effect on the Issue Date.

“Subordinated Indebtedness” means Indebtedness of the Company, Duane Reade GP or a Guarantor subordinated in right of payment to the Notes or a Guarantee, as the case may be.

“Subsidiary” of a Person means:

(1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

(2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Subsidiary Guarantor” means a Subsidiary of the Company that is a Guarantor.

“Tax Sharing Agreement” means the Tax Sharing Agreement dated as of July 30, 2004 and among DRS LLC and its Subsidiaries as amended, restated or modified from time to time; provided that any such amendment, restatement or modification occurring after the Issue Date is not materially more adverse, taken as a whole, to the Company and its Restricted Subsidiaries than the Tax Sharing Agreement in effect on the Issue Date.

“Temporary Regulation S Legend” means the legend set forth in Section 2.07(h) hereof, which is required to be placed on the Regulation S Temporary Global Note.

“Term Loan Agent” has the meaning given to such term in the Collateral Agency Agreement.

“Term Loan Agreement” means one or more debt facilities with banks or other institutional lenders providing for revolving credit loans, term loans, notes, debentures, bonds, receivables financing or letters of credit, including arrangements and agreements relating to the sale of debt securities or other forms of debt financing, in each case, as any of the foregoing, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including, without limitation, any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including in the form of Additional Notes), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior Term Loan Agreement or (2) occurs on one or more separate occasions; provided that such Term Loan Agreement shall be specified as such by the Company in an Officers’ Certificate and with respect to which the agent under such Term Loan Agreement has delivered a Joinder (as defined in the Collateral Agency Agreement) to the Collateral Agent.

“Term Loan Lenders” means the lenders of any Term Loans.

“Term Loans” means loans made pursuant to and in accordance with a Term Loan Agreement.

“Total Assets” means the consolidated total assets of the Company and its Subsidiaries as of the most recently completed fiscal quarter of the Company for which financial statements are publicly available.

“Transactions” means the Acquisition and all financing and other transactions related thereto, including, without limitation, the Refinancing Transactions, the issuance of the Notes, the Exchange Notes, the modification of the Existing Senior Subordinated Notes, the transactions contemplated by the Registration Rights Agreement, the transactions contemplated by the Revolving Credit Agreement, the Collateral Agency Agreement and the Collateral Documents and the other transactions related thereto.

“Treasury Rate” means, as of any Relevant Date, the yield to maturity as of such Relevant Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Relevant Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Relevant Date to August 1, 2012; provided, however, that if the period from the Relevant Date to August 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than Duane Reade GP or a Subsidiary Guarantor) designated as such pursuant to and in compliance with Section 4.18 hereof.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary:

(1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the Notes.

“U.S. Government Obligations” means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors’ qualifying shares).

Section 1.02. Other Definitions.

Term	Defined in Section
“Act”	13.13
“Asset Sale Offer”	4.11
“Asset Sale Offer Date”	4.11
“Asset Sale Offer Price”	4.11
“Authentication Order”	2.02
“Change of Control Offer”	4.20
“Change of Control Purchase Date”	4.20
“Change of Control Purchase Notice”	4.20
“Change of Control Purchase Price”	4.20
“Covenant Defeasance”	8.03
“Defeasance Redemption Date”	8.04
“Designation”	4.18
“Designation Amount”	4.18
“DTC”	2.01
“Event of Default”	6.01
“Excess Loss Proceeds”	4.15
“Excess Proceeds”	4.11
“Funds in Trust”	8.04
“incur”	4.07
“Legal Defeasance”	8.02
“Loss Proceeds Offer”	4.15
“Loss Proceeds Offer Trigger Date”	4.15
“Make-Whole Redemption”	3.07
“Paying Agent”	2.04
“Permitted Indebtedness”	4.07
“Permitted Payment”	4.08
“Refinancing Indebtedness”	4.07
“Registrar”	2.04
“Relevant Date”	definition of “Applicable Premium”
“Required Filing Date”	4.03
“Restricted Payments”	4.08
“Revocation”	4.18
“Surviving Entity”	5.01
“Surviving Guarantor Entity”	5.01
“Trustee”	8.05

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) words in the singular include the plural, and in the plural include the singular;

(iv) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

(v) all references herein to “interest” include the Liquidated Damages.

Section 1.05. Designated Senior Indebtedness.

The Co-Obligors hereby designate the Obligations under this Indenture, the Notes and the Guarantees to be “Designated Senior Indebtedness” for purposes of the Existing Senior Subordinated Notes Indenture.

ARTICLE TWO

The Notes

Section 2.01. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Co-Obligors, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”)

in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Co-Obligors and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from Euroclear and Clearstream certifying that they have received certification of non-United States Beneficial Ownership of 100% of the aggregate principal amount at maturity of the Regulation S Temporary Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a Beneficial Ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.07(a)(ii) hereof), and (ii) an Officers’ Certificate from the Co-Obligors. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Cedel Bank” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

(e) Additional Notes. Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the date of this Indenture, when the context requires, (1) all references in Article Two herein and elsewhere in this Indenture to a Registration Rights Agreement shall be to the registration rights agreement entered into with respect to such Additional Notes, (2) any references in this Indenture to the Exchange Offer, Exchange Offer Registration Statement, Shelf Registration Statement, Initial Purchasers, and any other term related thereto shall be to such terms as they are defined in such Registration Rights Agreement entered into with respect to such Additional Notes, (3) all time periods described in the Notes with respect to the registration of such Additional Notes shall be as provided in such Registration Rights Agreement entered into with respect to such Additional Notes, (4) any Liquidated Damages or penalty interest, if set forth in such Registration Rights Agreement, may be paid to the holders of the Additional Notes immediately prior to the making or the consummation of the Exchange Offer regardless of any other provisions regarding record dates herein and (5) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under this Indenture (and Exchange Notes issued in exchange therefor). Indebtedness represented by Additional Notes shall be subject to the covenants contained herein, including, without limitation, Section 4.07 hereof.

Section 2.02. Execution and Authentication.

(a) On the Issue Date, one or more Officers of each of the Co-Obligors shall sign the Notes for the Co-Obligors by manual or facsimile signature. The Trustee shall, upon a written order of the Co-Obligors signed by one or more Officers of each of the Co-Obligors (an “Authentication Order”) delivered to the Trustee from time to time, authenticate Notes for original issue without limit as to the aggregate principal amount thereof, subject to compliance with Section 4.07, of which $300,000,000 will be issued on the date of this Indenture.

(b) Upon receipt of an Authentication Order, the Trustee shall authenticate for original issue (i) Exchange Notes in exchange for Initial Notes in an aggregate principal amount not to exceed $300,000,000 or (ii) Exchange Notes in exchange for Additional Notes; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes issued on the date hereof or Additional Notes, as the case may be, of a like aggregate principal amount in accordance with an Exchange Offer pursuant to an applicable Registration Rights Agreement.

(c) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(d) A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(e) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

(f) The Trustee may appoint an authenticating agent acceptable to the Co-Obligors, to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Co-Obligors.

Section 2.03. Methods of Receiving Payments on the Notes.

If a Holder of Notes has given wire transfer instructions to the Paying Agent at least 10 Business Days before payment is due, the Co-Obligors shall pay all principal of, premium, if any, and interest on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Co-Obligors elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Payments of interest to the Trustee as Paying Agent, if the Trustee then acts as Paying Agent, with respect to any Interest Payment Date (as defined in the Notes) shall be made by the Co-Obligors in immediately available funds for receipt by the Trustee one Business Day prior to the such Interest Payment Date (or in no event later than 12:30 p.m. Eastern time on such Interest Payment Date).

Section 2.04. Registrar and Paying Agent.

(a) The Co-Obligors shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Co-Obligors may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Co-Obligors may change any Paying Agent or Registrar without prior notice to any Holder. The Co-Obligors shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Co-Obligors fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Co-Obligors initially appoint DTC to act as Depositary with respect to the Global Notes.

(c) The Co-Obligors initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05. Paying Agent to Hold Money in Trust.

The Co-Obligors shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Co-Obligors in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Co-Obligors at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to either of the Co-Obligors, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Co-Obligors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Co-Obligors shall otherwise comply with TIA Section 312(a).

Section 2.07. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Co-Obligors for Definitive Notes if (i) the Co-Obligors deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Co-Obligors within 90 days after the date of such notice from the Depositary; (ii) the Co-Obligors in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Co-Obligors for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.02, 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.02, 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the

Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Co-Obligors shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a

Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Co-Obligors shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note and in all other cases the IAI Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Co-Obligors shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with an applicable Registration Rights Agreement, the Co-Obligors shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in such Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in such Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Co-Obligors shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT PRIOR TO THE FIRST ANNIVERSARY OF THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER

THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) (and any note not required by law to have such a legend), shall not bear the Private Placement Legend.

In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(h) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(i) Original Issue Discount Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes as determined by the Co-Obligors shall also bear the following legend on the face thereof:

THE NOTES HAVE BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST ADDRESSED TO SECRETARY, DUANE READE INC., 440 NINTH AVENUE, NEW YORK, NEW YORK 10001, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THE NOTES THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTES, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTES AND (3) THE YIELD TO MATURITY OF THE NOTES.

(j) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(k) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Co-Obligors shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Co-Obligors’ order or at the Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Co-Obligors may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.09, 4.11, 4.15, 4.20 and 9.05 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Co-Obligors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Co-Obligors shall not be required (x) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (y) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (z) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Co-Obligors may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Co-Obligors shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

(ix) To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bear the legend required by Section 2.07(i), each group of Notes bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Section 2.07 and may trade under a separate CUSIP number.

Section 2.08. Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Co-Obligors and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Co-Obligors shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Co-Obligors, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Co-Obligors to protect the Co-Obligors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Co-Obligors may charge for their expenses in replacing a Note.

(b) Every replacement Note is an additional obligation of the Co-Obligors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11. Temporary Notes.

(a) Until certificates representing Notes are ready for delivery, the Co-Obligors may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Co-Obligors consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Co-Obligors shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

(b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12. Cancellation.

The Co-Obligors at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Co-Obligors. The Co-Obligors may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

If the Co-Obligors default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on the record date for the interest payment or a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Co-Obligors shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Co-Obligors shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Co-Obligors (or, upon the written request of the Co-Obligors, the Trustee in the name and at the expense of the Co-Obligors) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14. CUSIP Numbers.

The Co-Obligors in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Co-Obligors shall promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE THREE

Redemption and Prepayment;

Option to Purchase

Section 3.01. Notices to Trustee.

If the Co-Obligors elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 30 days but not more than 90 days before a redemption date (unless a shorter or longer period is satisfactory to the Trustee), an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes not more than 90 days prior to the redemption date, or otherwise in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and reasonable. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 90 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b) The Trustee shall promptly notify the Co-Obligors in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Redemptions pursuant to Section 3.07(b) hereof shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the provisions of DTC or other depositary).

Section 3.03. Notice of Redemption.

(a) At least 30 days but not more than 90 days before a redemption date, the Co-Obligors shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address and send a copy to the Trustee at the same time.

The notice shall identify the Notes (including CUSIP number(s)) to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price;

(iii) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi) that, unless the Co-Obligors default in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(vii) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b) At the Co-Obligors’ request, the Trustee shall give the notice of redemption in the Co-Obligors’ name and at its expense; provided, however, that the Co-Obligors shall have delivered to the Trustee, at least 31 days prior to the redemption date (unless the Trustee shall have agreed to a shorter period), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional other than in the case of a Change of Control Offer pursuant to Section 4.20 herein.

Section 3.05. Deposit of Redemption Price.

(a) One Business Day prior to the redemption date, the Co-Obligors shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Co-Obligors any money deposited with the Trustee or the Paying Agent by the Co-Obligors in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b) If the Co-Obligors comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Co-Obligors to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Co-Obligors shall issue and the Trustee shall authenticate for the Holder at the expense of the Co-Obligors a new Note equal in principal amount to the unredeemed portion of the Note surrendered. Notes redeemed in part must be redeemed only in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof.

Section 3.07. Optional Redemption.

(a) After August 1, 2012, the Co-Obligors, on one or more occasions, may redeem for cash all or a portion of the Notes, on not less than 30 nor more than 90 days’ prior notice, in amounts of $1,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Redemption Price
2012	105.875%
2013	102.938%
2014 and thereafter	100.000%

(b) At any time prior to August 1, 2012, the Company, DRS LLC or Holdings, at the Company’s option, may use the net proceeds of one or more Equity Offerings to redeem on one or more occasions up to an aggregate of 35% of the aggregate principal amount of Notes issued under this Indenture (including the principal amount of any Additional Notes issued under this Indenture but without duplication with respect to Exchange Notes) at a redemption price equal to 111.750% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date); provided that if the proceeds of an Equity Offering are used for redemption, all of such proceeds are first contributed to the equity capital of the Company on a non-recourse basis. At least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under this Indenture but without duplication with respect to Exchange Notes) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company, DRS LLC or Holdings, as the case may be, must complete such redemption within 90 days after the closing of the Equity Offering.

(c) In addition, prior to August 1, 2012, the Company and Duane Reade GP may redeem (a “Make-Whole Redemption”) the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). In such event, the Company shall deliver an Officers’ Certificate to the Trustee setting forth the Applicable Premium.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

The Co-Obligors are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Application of Trust Money.

All money deposited with the Trustee pursuant to Section 12.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 3.10. Option to Purchase.

On or after the occurrence of an Event of Default or event of default under any Term Loan Agreement and the acceleration of any Note/Term Obligations, persons designated by the Revolving Credit Agent shall have the option to purchase all of the Note/Term Obligations. The purchase price for the Note/Term Obligations shall be the full amount of such Note/Term Obligations outstanding (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but excluding any premium). The terms and procedure for such a purchase shall be as set forth in the Intercreditor Agreement. Such a repurchase may occur notwithstanding the limitations on optional redemptions of Notes set forth in Section 3.07.

ARTICLE FOUR

Covenants

Section 4.01. Payment of Notes.

(a) The Co-Obligors shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Interest on the Notes shall be computed as set forth in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 1:00 p.m. New York time on the due date money deposited by the Co-Obligors in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest on the Notes then due. The Co-Obligors shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

(b) The Co-Obligors shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

(a) The Co-Obligors shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Co-Obligors in respect of the Notes and this Indenture may be served. The Co-Obligors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Co-Obligors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Co-Obligors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Co-Obligors of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Co-Obligors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Co-Obligors hereby designate the office of U.S. Bank Trust National Association at 100 Wall Street, Suite 1600, New York, New York 10005 as one such office or agency of the Co-Obligors in accordance with Section 2.04 of this Indenture.

Section 4.03. Reports.

(a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company, Duane Reade GP and any Guarantor shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company, Duane Reade GP and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act (giving effect to Rule 12h-5 and Rule 12b-25 under the Exchange Act) if the Company, Duane Reade GP or such Guarantor were so subject, such documents to be filed with the Commission on or prior to the date (the “Required Filing Date”) by which the Company, Duane Reade GP and such Guarantor would have been required so to file such documents if the Company, Duane Reade GP and such Guarantor were so subject.

(b) If at any time the Notes are guaranteed by a direct or indirect parent of the Company, including Holdings and such company has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the Holders of Notes, or filed electronically with the Commission’s Next-Generation EDGAR System (or any successor system), the reports described herein with respect to such company, as applicable (including any financial information required by Regulation S-X under the Securities Act relating to the Company, Duane Reade GP and the Guarantors), the Company, Duane Reade GP and the Guarantors shall be deemed to be in compliance with the provisions of this Section 4.03.

(c) The Company, Duane Reade GP and any Guarantor shall also in any event (i) within 15 days after each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company, Duane Reade GP and such Guarantor would have been required to file with the

Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act (giving effect to Rule 12h-5 and Rule 12b-25 under the Exchange Act) if the Company, Duane Reade GP and such Guarantor were subject to either of such Sections and (ii) if filing such documents by the Company, Duane Reade GP and such Guarantor with the Commission is not permitted under the Exchange Act, or prior to the exchange offer or the effectiveness of a Shelf Registration Statement, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company’s cost. The Company, Duane Reade GP and each Guarantor shall be deemed to have satisfied the foregoing requirements if (i) the relevant documents have been filed with the Commission and (ii) the Company delivers an Officers’ Certificate to the Trustee within such 15 days stating that the relevant documents have been filed with the Commission.

(d) If Duane Reade GP’s or any Guarantor’s or secured party’s financial statements would be required to be included in the financial statements filed or delivered pursuant to this Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such financial statements in any filing or delivery pursuant to this Indenture.

(e) So long as any of the Notes remain outstanding, the Co-Obligors shall make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until the earlier of (x) such time as the Company and Duane Reade GP have exchanged the Notes for the Exchange Notes and (y) such time as the Holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.

Section 4.04. Compliance Certificate.

(a) The Co-Obligors and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Co-Obligors have kept, observed, performed and fulfilled their obligations under this Indenture, without regard to notice or grace periods, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Co-Obligors have kept, observed, performed and fulfilled their obligations under this Indenture and are not in default in the performance or observance of any of the material terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Co-Obligors are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Co-Obligors are taking or proposes to take with respect thereto.

(b) If required under Section 314(a) of the TIA, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Co-Obligors’ independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Co-Obligors have violated any provisions of this Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) The Co-Obligors shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Co-Obligors are taking or propose to take with respect thereto.

Section 4.05. Taxes.

The Co-Obligors shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.06. Stay, Extension and Usury Laws.

The Co-Obligors and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Co-Obligors and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Incurrence of Indebtedness and Issuance of Disqualified Capital Stock.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness and the issuance of Disqualified Capital Stock), unless such Indebtedness is incurred by the Company, Duane Reade GP or any Subsidiary Guarantor and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters (taken as one period) for which financial statements are available immediately preceding the incurrence of such Indebtedness is at least equal to or greater than 2:1.

(b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur on or after the Issue Date each and all of the following (collectively, the “Permitted Indebtedness”):

(1) Indebtedness of the Company or Duane Reade GP (and guarantees by Guarantors of such Indebtedness) under the Revolving Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $225.0 million and (ii) (x) 85% of accounts receivable of the Company, Duane Reade GP and their Restricted Subsidiaries as of the end of the most recently ended fiscal quarter for which consolidated financial statements are available, plus (y) 80% of inventory of the Company, Duane Reade GP and their Restricted Subsidiaries as of the end of the most recently ended fiscal quarter for which consolidated financial statements are available, plus (z) 90% of the “Appraised Value” (or corresponding term in any successor to the Revolving Credit Agreement in effect on the Issue Date) of the prescription lists of the Company, Duane Reade GP and their Restricted Subsidiaries, as determined in accordance with, and subject to any limitations contained in, the Revolving Credit Agreement, as of the most recently ended fiscal quarter for which consolidated financial statements are available, less, in the case of clause (i) and clause (ii), without duplication, the amount of any permanent repayments thereof or permanent reductions in commitments thereunder from the proceeds of one or more Asset Sales which are used to prepay or repay the Revolving Credit Agreement pursuant to clause (b)(i) of Section 4.11;

(2) Indebtedness of the Company, Duane Reade GP or any Subsidiary Guarantor pursuant to (i) the Notes (excluding any Additional Notes) and any Guarantee thereof and (ii) any Exchange Notes issued in exchange for the Notes (excluding any Additional Notes) and any Guarantee thereof pursuant to the Registration Rights Agreement;

(3) Indebtedness of the Company, Duane Reade GP or any Subsidiary Guarantor outstanding on the Issue Date, including the Existing Senior Subordinated Notes;

(4) the incurrence by the Company, Duane Reade GP or any of their Restricted Subsidiaries of intercompany Indebtedness between or among the Company, Duane Reade GP and any of their Restricted Subsidiaries; provided, however, that:

(a) if the Company, Duane Reade GP or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company or Duane Reade GP, or the Guarantee, in the case of a Subsidiary Guarantor; and

(b) (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any disposition, pledge or other transfer to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a disposition, pledge or transfer under the Revolving Credit Agreement, the Notes or other secured Indebtedness) of any such Indebtedness, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5) guarantees of any Subsidiary Guarantor or Duane Reade GP of Indebtedness of the Company, Duane Reade GP or any of the Subsidiary Guarantors which is permitted to be incurred under this Indenture;

(6) obligations of the Company, Duane Reade GP or any Subsidiary Guarantor not entered into for speculative purposes:

(a) pursuant to Interest Rate Agreements designed to manage interest rates in respect of Indebtedness of the Company, Duane Reade GP or any Subsidiary Guarantor as long as the notional amounts of such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding,

(b) under any Currency Hedging Agreements, relating to (1) Indebtedness of the Company, Duane Reade GP or any Subsidiary Guarantor and/or (2) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company, Duane Reade GP or any Subsidiary Guarantor; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company, Duane Reade GP or any Subsidiary Guarantor outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or

(c) under any Commodity Price Agreements which do not increase the amount of Indebtedness or other obligations of the Company, Duane Reade GP or any Subsidiary Guarantor outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

(7) Indebtedness of the Company, Duane Reade GP or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed to finance or refinance all or a part of the cost of the acquisition, development, improvement, replacement or repair of real or personal, movable or immovable, property used in the business of the Company or any Restricted Subsidiary (incurred within 270 days of such acquisition, development, improvement, replacement or repair), in an aggregate principal amount pursuant to this clause (7), together with any Refinancing Indebtedness (including in the form of Additional Notes) incurred in respect thereof, not to exceed the greater of (x) $15 million and (y) 6% of Consolidated Net Tangible Assets, outstanding at any time;

(8) Indebtedness of the Company, Duane Reade GP or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days after incurrence;

(9) Indebtedness of the Company, Duane Reade GP or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease the Notes as described below under Article Eight or Article Twelve hereof;

(10) Indebtedness of the Company, Duane Reade GP or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, earn-outs or other similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company, Duane Reade GP or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually paid or received by the Company, Duane Reade GP and any Restricted Subsidiary, including the Fair Market Value of noncash proceeds;

(11) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, “Refinancing Indebtedness”) of any Indebtedness, including any Disqualified Capital Stock, incurred pursuant to paragraph (a) of this Section 4.07 or clauses (2), (3) or (15) of this paragraph (b) of this definition of “Permitted Indebtedness,” including any successive refinancings so long as the borrower under such refinancing is the Company (which may be a borrower together with Duane Reade GP or one or more co-obligors which are also Subsidiary Guarantors) or, if not the Company, one or more Subsidiary Guarantors or Duane Reade GP if the Indebtedness being refinanced is of a Subsidiary Guarantor or Duane Reade GP, and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing plus the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (1) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness (other than the Existing Senior Subordinated Notes and the guarantees thereof), such new Indebtedness is made subordinated in right of payment to the Notes or Guarantee, as the case may be, at least to the same extent as the Indebtedness being refinanced and (2) in the case of Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness or has a Stated Maturity later than that of the Notes;

(12) Indebtedness in respect of bid, performance, surety bonds and workers’ compensation claims, self-insurance obligations and bankers’ acceptances issued for the account of the Company, Duane Reade GP or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Company, Duane Reade GP or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety bonds and workers’ compensation claims, self-insurance obligations and bankers’ acceptances; provided that, in each case contemplated by this clause (12), upon the drawing of such instrument, such obligations are reimbursed within 30 days following such drawing;

(13) Acquired Indebtedness, if (x) the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available after giving pro forma effect to the relevant acquisition and incurrence of such Acquired Indebtedness as of the beginning of such four quarter period would be not less than (y) the Company’s Consolidated Fixed Charge Coverage Ratio for such four-quarter period as of immediately prior to such acquisition and incurrence of such Acquired Indebtedness, and any refundings or refinancings, including any successive refinancings of such Acquired Indebtedness, including additional Indebtedness incurred to pay premiums and fees in connection therewith; provided, however, that such refinancing Indebtedness: (a) does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; (b) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, is made subordinated in right of payment to the Notes or Guarantee, as the case may be, at least to the same extent as the Indebtedness being refinanced; (c) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced; and (d) where the Indebtedness being refunded or refinanced bears a fixed rate of interest, shall not bear interest at a fixed rate greater than the fixed rate of interest borne by the Indebtedness being refunded or refinanced;

(14) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(15) Indebtedness arising under the Existing Senior Secured Notes and the Existing Senior Subordinated Notes, in each case, after giving effect to the consummation of the Offers to Purchase (as defined in the Offering Circular);

(16) [Intentionally omitted]; and

(17) Indebtedness of the Company, Duane Reade GP or any Restricted Subsidiary in addition to that described in clauses (1) through (16) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed the greater of (x) $35 million and (y) 5.0% of Total Assets outstanding at any one time in the aggregate.

(c) For purposes of determining compliance with this Section 4.07 in the event that an item of Indebtedness or portion thereof meets the criteria of more than one of the types of Indebtedness permitted by this Section 4.07, the Company in its sole discretion shall classify or reclassify (based on circumstances existing at the time of such reclassification) such item of Indebtedness or portion thereof as one or more of such types; provided that Indebtedness under the Revolving Credit Agreement which is in existence on the Issue Date in an amount not in excess of the amount permitted to be incurred pursuant to clause (1) of paragraph (b) above, shall be deemed to have been incurred pursuant to clause (1) of paragraph (b) above rather than paragraph (a) above.

(d) Indebtedness permitted by this Section 4.07 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.07 permitting such Indebtedness.

(e) Any Indebtedness incurred under a Revolving Credit Agreement pursuant to clause (1) of paragraph (b) of this Section 4.07 shall be deemed for purposes of this Section 4.07 to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, notwithstanding any provisions under any Revolving Credit Agreement that provide that such Indebtedness is deemed to be borrowed, repaid and reborrowed daily (or otherwise periodically).

(f) Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.07; provided, in each such case, that the amount thereof as accrued is included in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.

(g) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

(h) If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

Section 4.08. Restricted Payments.

(a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any direct or indirect parent of the Company or any Subsidiary of such direct or indirect parent of the Company (other than Capital Stock of any Restricted Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

(iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, except a purchase, repurchase, redemption, defeasance or retirement within 90 days of final maturity thereof;

(iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v) make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (i) through (v) above, other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless

(1) immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under paragraph (a) of Section 4.07; and

(3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of this Indenture and all Designation Amounts does not exceed the sum of:

(A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s fiscal quarter beginning after the Issue Date and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(B) the aggregate Net Cash Proceeds (other than (i) Net Cash Proceeds applied as permitted in clause (14) of paragraph (b) of this Section 4.08 and (ii) the Net Cash Proceeds received from the Equity Investment) and the Fair Market Value of any property received after the Issue Date by the Company either (1) as capital contributions in the form of common equity to the Company or (2) in respect of the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(C) the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(D) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the conversion or exchange, if any, of debt securities or Disqualified Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Capital Stock were issued after the Issue Date, the aggregate of Net Cash Proceeds received from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(E) (i) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, provided that any amount in excess of the lesser of the return on capital with respect to such Investment and the initial amount of such Investment may be added to the amounts otherwise available under this paragraph (a) to make Investments (but not other Restricted Payments) pursuant to this paragraph (a); and

(ii) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Company’s interest in such Subsidiary; provided that such amount shall not in any case exceed the sum of (x) the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary and (y) the amount of any Investments made in such Subsidiary thereafter; provided that any amount in excess of the sum of (x) the amount of the Restricted Payment deemed made at the time the Subsidiary was designated an Unrestricted Subsidiary and (y) the amount of any Investments made in such Subsidiary thereafter may be added to the amounts otherwise available under this paragraph (a) to make Investments (but not other Restricted Payments) pursuant to this paragraph (a); and

(F) any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

(b) Notwithstanding the foregoing, and in the case of clauses (6)(B), (6)(D), (6)(E), (8), (9), (11) and (12) below, so long as no Default or Event of Default is continuing or would arise therefrom, after giving effect to such payment on a pro forma basis, the foregoing provisions shall not prohibit the following actions after the Issue Date (each of clauses (1) through (5), (6)(A), (6)(B), (6)(C), (6)(D), (7), (8) and (10) through (14) being referred to as a “Permitted Payment”):

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section 4.08 and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this Section 4.08;

(2) the purchase, repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of an issuance and sale for cash (other than to a Subsidiary of the Company) of, other shares of Qualified Capital Stock of the Company, which issuance or sale occurs substantially concurrently with, or within 60 days of, such purchase, repurchase or other acquisition or retirement; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 4.08;

(3) the purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, an issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, which issuance or sale occurs substantially concurrently with, or within 60 days of, such purchase, repurchase or other acquisition or retirement; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 4.08;

(4) the purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement, refinancing, other acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Capital Stock) from the proceeds of Indebtedness incurred as a renewal, extension, substitution, refunding, refinancing or replacement of such Subordinated Indebtedness in accordance with the terms of Section 4.07 hereof, which purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement, refinancing, other acquisition for value or payment of principal occurs substantially concurrently with, or within 60 days of, the incurrence of such Indebtedness;

(5) the purchase, repurchase, redemption, or other acquisition or retirement for value of Disqualified Capital Stock of the Company made by exchange for, or out of the proceeds of the sale within 60 days of, Disqualified Capital Stock; provided that any such new Disqualified Capital Stock is issued in accordance with paragraph (a) of Section 4.07 hereof and has an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced plus the amount of premium or other payment actually paid at such time to refinance such Disqualified Capital Stock and the amount of expenses of the Company incurred in connection with such refinancing;

(6) any payment of dividends, other distributions or other amounts by the Company or any of its Restricted Subsidiaries for the purposes set forth in clauses (A) through (E) below (in each case, directly or indirectly through intermediate holding companies, if any):

(A) to DRS LLC, Holdings or another direct or indirect parent of the Company, as the case may be, in amounts equal to the amounts required for such entities, as the case may be, to pay franchise taxes, accounting, legal and other fees required to maintain its corporate existence and to provide for other operating costs, in each case related to the Company;

(B) to DRS LLC, Holdings or another direct or indirect parent of the Company, as the case may be, in an amount not to exceed $1.25 million per fiscal year required by such entities, as the case may be, to pay to the Equity Investors for management, consulting or financial advisory services;

(C) (i) to DRS LLC, Holdings or another direct or indirect parent of the Company pursuant to the Tax Sharing Agreement and (ii) any “deemed dividend” resulting from, or in connection with, the filing of a consolidated or combined tax return by such direct or indirect parent of the Company (and not involving any cash distribution from the Company except as permitted by the Tax Sharing Agreement);

(D) to DRS LLC, Holdings or another direct or indirect parent of the Company in order to enable such entities to pay customary and reasonable costs and expenses of a proposed offering of securities or incurrence of Indebtedness of such entities that is not consummated;

(E) to DRS LLC, Holdings or another direct or indirect parent of the Company, as the case may be, in amounts equal to amounts expended by such entities, as the case may be, to purchase, repurchase, redeem, retire or otherwise acquire for value Capital Stock of such entities, as the case may be, owned by employees, former employees, directors or former directors, consultants or foreign consultants of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors, consultants or foreign consultants); provided, however, that the aggregate amount paid, loaned or advanced to such entities, as the case may be, pursuant to this clause (E) will not, in the aggregate, exceed $2.0 million per fiscal year, plus any amounts contributed by such entities, as the case may be, as equity capital to the Company as a result of sales of shares of Capital Stock to employees, directors and consultants, plus the net proceeds of any key person life insurance received by the Company after the Issue Date;

(7) any transaction in connection with the Acquisition;

(8) payments of intercompany Subordinated Indebtedness, the incurrence of which was permitted under clause (4) of paragraph (b) of Section 4.07 hereof;

(9) following the first Public Equity Offering after the Issue Date, the declaration or payment of dividends on such common stock in an amount not to exceed 6% per annum of the Net Cash Proceeds actually received by the Company (whether directly or through DRS LLC or Holdings) in such Public Equity Offering;

(10) repurchase of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants;

(11) the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Capital Stock of the Company or a Restricted Subsidiary issued or incurred in accordance with Section 4.07 hereof, which dividends and/or distributions are included in the calculation of Consolidated Interest Expense for the relevant period;

(12) any purchase, redemption, retirement, defeasance or other acquisition for value of any Subordinated Indebtedness pursuant to the provisions of such Subordinated Indebtedness upon a Change of Control or an Asset Sale after the Company shall have complied with the provisions of Section 4.11 or Section 4.20 hereof, as the case may be;

(13) (x) the Refinancing Transactions and (y) any purchase, redemption, retirement, defeasance or other acquisition for value of the Existing Senior Subordinated Notes in connection with any refinancing or replacement thereof which is otherwise permitted by the indenture; provided that not more than $25.0 million of Restricted Payments pursuant to this clause (13)(y) with respect to the purchase, redemption, retirement, defeasance or other acquisition for value of the Existing Senior Subordinated Notes shall be made with the proceeds of any borrowing under the Revolving Credit Agreement prior to the date that is fifteen months prior to the Stated Maturity of the Existing Senior Subordinated Notes;

(14) any Restricted Payment made with the Net Cash Proceeds received by the Company either (1) as capital contributions in the form of common equity to the Company or (2) in respect of the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (any issuance or sale by the Company (other than to one of its Subsidiaries) of Qualified Capital Stock of the Company, in each case, (i) except to the extent such Net Cash Proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth in clause (2) or (3) of this paragraph (b)) and (ii) except for the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid; and

(15) Restricted Payments not exceeding $5 million in the aggregate.

For purposes of determining compliance with this Section 4.08, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (15) in paragraph (b) above, or is entitled to be incurred pursuant to paragraph (a) above, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this Section 4.08.

Section 4.09. Transactions with Affiliates.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless:

(1) such transaction or series of related transactions is entered into in good faith on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with a party who is not an Affiliate of the Company;

(2) with respect to any transaction or series of related transactions involving aggregate value in excess of $5 million,

(a) the material terms of the transaction or series of related transactions are set forth in writing, and the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above, and

(b) (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, (ii) or in the event there is only one Disinterested Director, such transaction or series of related transactions has been approved by such Disinterested Director, or (iii) in the event there are no Disinterested Directors, the Company delivers to the Trustee a written opinion of like tenor as that described in clause (3) below; and

(3) with respect to any transaction or series of related transactions involving aggregate value in excess of $25 million, the material terms of the transaction or series of related transactions are set forth in writing, and the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that either the financial terms of the transaction or series of related transactions are fair to the Company or such Restricted Subsidiary from a financial point of view or the transaction or series of related transactions are on terms not less favorable to the Company or such Restricted Subsidiary than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate of the Company;

(b) However, paragraph (a) above shall not apply to:

(i) employee benefit arrangements (including for the payment of reasonable fees and compensation) with any employee, consultant, officer or director of the Company, including under any stock option or stock incentive plans, and customary indemnification arrangements with such persons, in each case entered into in the ordinary course of business or approved by the Board of Directors of the Company;

(ii) any Permitted Payment or Restricted Payment made in compliance with Section 4.08 hereof and any Permitted Investment (other than a Permitted Investment permitted by clause (15) of the definition of “Permitted Investment”);

(iii) any issuance of Qualified Capital Stock;

(iv) transactions involving the Company or any of its Restricted Subsidiaries on the one hand, and the Equity Investors or any of their Affiliates, on the other hand, in connection with (1) the Acquisition and transactions related thereto, (2) the Transactions and any amendment, modification, supplement, extension, refinancing, replacement, work-out, restructuring and other transactions related to any of the foregoing, or (3) any management, financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services, that are either disclosed in the Offering Circular, or approved by a majority of the Disinterested Directors of the Board of Directors of the Company;

(v) any transactions undertaken pursuant to any contracts in existence on the Issue Date (as in effect on the Issue Date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms no less favorable, taken as a whole, to the holders of the Notes than those in effect on the Issue Date;

(vi) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries or otherwise approved by the Board of Directors, but in any event not to exceed $2 million in the aggregate outstanding at any one time;

(vii) any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purposes of (a) reorganizing to facilitate an initial public offering of securities of the Company or any direct or indirect parent of the Company, (b) forming a holding company or (c) reincorporating the Company in a new jurisdiction;

(viii) any transaction with a joint venture entity in which the Company, any Restricted Subsidiary or any direct or indirect parent entity of the Company holds an equity interest but as to which each of the other equity holders of such joint venture entity is not an Affiliate of the Company;

(ix) transactions pursuant to any registration rights agreement with the stockholders of the Company or any direct or indirect parent of the Company, on customary terms, or the Tax Sharing Agreement or the Advisory Agreement;

(x) transactions pursuant to the Stockholders and Registration Rights Agreement as in effect on the Issue Date as the same may be amended from time to time in any manner not materially less favorable taken as a whole to the Holders of the Notes; and

(xi) the Refinancing Transactions and transactions pursuant to any agreements entered into in connection with the Refinancing Transactions, as in effect on the Issue Date, as the same may be amended from time to time in any manner not materially less favorable taken as a whole to the Holders of the Notes.

Section 4.10. Liens.

The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien (other than Permitted Liens) of any kind securing any Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or assign or convey any right to receive any income or profits therefrom.

Section 4.11. Asset Sales.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale is received in cash or Cash Equivalents and (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (with respect to an Asset Sale involving Primary Collateral that consists of a trademark in excess of $5.0 million, as determined by an appraisal report of an independent appraiser) of the shares or assets subject to such Asset Sale.

For purposes of paragraph (a)(1) above, the following shall be deemed to be cash: (A) the amount of any Senior Indebtedness of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released, (B) the amount of any notes, securities or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 90 days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash or Cash Equivalents in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange and (C) Qualified Noncash Proceeds.

(b) All or a portion of the Net Cash Proceeds of any Asset Sale may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness under the Revolving Credit Agreement, the Term Loan Agreement or other Senior Indebtedness) to:

(i) (A) with respect to any Asset Sale, whether or not involving Collateral, invest in the purchase of assets (other than securities) to be used by the Company or any Restricted Subsidiary of the Company in a Permitted Business, (B) acquire Capital Stock in a Person that is a Restricted Subsidiary of the Company or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary of the Company immediately upon the consummation of such acquisition; provided, that, in the case of assets or Capital Stock acquired by the Company, Duane Reade GP or a Guarantor as described in (A) and/or (B), the relevant party must execute such collateral documents as are required by the Collateral Documents or (C) a combination of (A) and (B); provided that any Net Cash Proceeds received in the form of Qualified Noncash Proceeds shall be deemed an application of such Net Cash Proceeds in accordance with this clause (i); provided, further, that the Company or such Restricted Subsidiary shall be deemed to have applied Net Cash Proceeds in accordance with this clause (i) within such 365-day period if, within such 365-day period, it has entered into a binding commitment or agreement to invest such Net Cash Proceeds and continues to use all reasonable efforts to so apply such Net Cash Proceeds as soon as practicable thereafter, and that upon any abandonment or termination of such commitment or agreement after such 365-day period, the Net Cash Proceeds not applied will constitute Excess Proceeds (as defined below). In addition, following the entering into of a binding agreement with respect to an Asset Sale and prior to the consummation thereof, cash (whether or not actual Net Cash Proceeds of such Asset Sale) used for the purposes described in subclauses (A), (B) and (C) of this clause (i) that are designated as uses in accordance with this clause (i), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Cash Proceeds applied in accordance with this clause (i);

(ii) with respect to Net Cash Proceeds of an Asset Sale of any asset that constitutes Collateral, prepay permanently or repay permanently any Indebtedness secured by such Collateral in accordance with the Collateral Documents; and/or

(iii) with respect to Net Cash Proceeds of an Asset Sale of any asset that does not constitute Collateral, prepay permanently or repay permanently any Indebtedness under the Term Loan Agreement, the Revolving Credit Agreement or any other Senior Indebtedness then outstanding (and in the case of any such Indebtedness under a revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility).

The amount of such Net Cash Proceeds not used or invested in accordance with the preceding clauses (i), (ii) or (iii) within 365 days after the Asset Sale, or such earlier date, if any, as the senior management or the Board of Directors of the Company determine not to apply the Net Cash Proceeds in accordance with clause (i), (ii) or (iii), constitutes “Excess Proceeds.”

(c) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company and Duane Reade GP will make an offer (an “Asset Sale Offer”) to all Holders of Note/Term Obligations and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Section 4.11 to purchase the maximum principal amount of Note/Term Obligations and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The Company and Duane Reade GP may satisfy their obligations to make an Asset Sale Offer with respect to the Net Cash Proceeds of any Asset Sale by making an Asset Sale Offer using such Net Cash Proceeds prior to the expiration of the 365-day period described in the last paragraph of the foregoing paragraph (b). The offer price (the “Asset Sale Offer Price”) in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the “Asset Sale Offer Date”), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and Duane Reade GP may use such Excess Proceeds for any purposes not otherwise prohibited by this Indenture. If the aggregate principal amount of Note/Term Obligations and such other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Note/Term Obligations and such other Pari Passu Indebtedness to be purchased shall be purchased on a pro rata basis based on the aggregate principal amount of Note/Term Obligations and such other Pari Passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. If the Asset Sale generating Excess Proceeds involves only Primary Collateral, the Asset Sale Offer using such Excess Proceeds will be made only to the Holders of Note/Term Obligations and not to holders of other Pari Passu Indebtedness.

(d) Pending application of Net Cash Proceeds pursuant to this Section 4.11, such Net Cash Proceeds may be invested in Cash Equivalents or applied to temporarily reduce Senior Indebtedness of the Company, Duane Reade GP or any Guarantor or any Indebtedness of any Restricted Subsidiary that is not a Guarantor.

(e) If the Co-Obligors become obligated to make an Asset Sale Offer pursuant to paragraph (c) above, the Notes and the Pari Passu Indebtedness shall be purchased by the Co-Obligors, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Asset Sale Offer is given to holders, or such later date as may be necessary for the Co-Obligors to comply with the requirements under the Exchange Act.

(f) The Co-Obligors shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11, the Co-Obligors shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.11 by virtue thereof, and the relevant provisions of this Indenture shall be deemed modified as necessary to permit such compliance.

(g) Subject to paragraph (f) above, within 30 days after the date on which the amount of Excess Proceeds exceeds $10.0 million, the Co-Obligors shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice stating or including:

(1) that the Holder has the right to require the Co-Obligors to repurchase, subject to proration, such Holder’s Notes at the Asset Sale Offer Price;

(2) the Asset Sale Offer Date;

(3) the instructions a Holder must follow in order to have his or her Notes purchased in accordance with paragraph (c) above;

(4) the Asset Sale Offer Price;

(5) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 4.02;

(6) that Notes must be surrendered prior to the Asset Sale Offer Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 4.02 to collect payment;

(7) that any Notes not tendered will continue to accrue interest and that unless the Co-Obligors default in the payment of the Asset Sale Offer Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Offer Date;

(8) the procedures for withdrawing a tender; and

(9) that the Asset Sale Offer Price for any Note which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Asset Sale Offer will be paid promptly following the Asset Sale Offer Date.

(h) Holders electing to have Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice prior to the Asset Sale Offer Date. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section 4.11 if the Co-Obligors receive, not later than one Business Day prior to the Asset Sale Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Note (which shall be $2,000 or integral multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased, and (5) the principal amount, if any, of such Note (which shall be $2,000 or integral multiples of $1,000 in excess thereof) that remains subject to the original notice of the Asset Sale Offer and that has been or will be delivered for purchase by the Co-Obligors.

(i) The Co-Obligors shall (i) not later than the Asset Sale Offer Date, accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer, (ii) not later than 10:00 a.m. (New York time) on the Asset Sale Offer Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Asset Sale Offer Price of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Asset Sale Offer Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Co-Obligors. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Asset Sale Offer Price of the Notes purchased from each such Holder, and the Co-Obligors shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Co-Obligors’ expense to the Holder thereof. For purposes of this Section 4.11, the Co-Obligors shall choose a Paying Agent which shall not be the Company or Duane Reade GP.

(j) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Co-Obligors any cash that remains unclaimed, together with interest, if any, thereon (subject to Section 7.01(f)), held by them for the payment of the Asset Sale Offer Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Co-Obligors with the Trustee in respect of an Asset Sale Offer exceeds the aggregate Asset Sale Offer Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Co-Obligors and (y) unless otherwise directed by the Co-Obligors in writing, promptly after the Business Day following the Asset Sale Offer Date the Trustee shall return any such excess to the Co-Obligors together with interest or dividends, if any, thereon (subject to Section 7.01(f)).

(k) Notes to be purchased shall, on the Asset Sale Offer Date, become due and payable at the Asset Sale Offer Price and from and after such date (unless the Co-Obligors shall default in the payment of the Asset Sale Offer Price) such Notes shall cease to bear interest. Such Asset Sale Offer Price shall be paid to such Holder promptly following the later of the Asset Sale Offer Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Co-Obligors at the Asset Sale Offer Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Asset Sale Offer Date shall be payable to the Person in whose name the Notes are registered as such on the relevant record dates according to the terms and the provisions of Section 2.07; provided, further, that Notes to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Asset Sale Offer Price of all Notes tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Notes in denominations of $2,000 or integral multiples of $1,000 in excess thereof, shall be purchased. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (i) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Asset Sale Offer Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Co-Obligors shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Date.

Section 4.12. Issuances of Guarantees by New Restricted Subsidiaries and Non-Guarantor Restricted Subsidiaries.

(a) The Company shall provide to the Trustee, promptly following the date that any Person other than Duane Reade GP becomes a Restricted Subsidiary (other than any Non-Guarantor Restricted Subsidiary if the Fair Market Value of such Non-Guarantor Restricted Subsidiary, together with the Fair Market Value of all other Non-Guarantor Restricted Subsidiaries, as of such date, does not exceed in the aggregate $30.0 million), a supplemental indenture to this Indenture, substantially in the form attached hereto as Exhibit F, and a joinder agreement to the Security Agreement, Pledge Agreement and all other applicable Collateral Documents, executed by such new Restricted Subsidiary, providing for a full and unconditional guarantee on a senior secured basis by such new Restricted Subsidiary of the Company’s obligations under the Notes and this Indenture and a pledge of its assets as Collateral for the Notes to the same extent as that set forth in Article Eleven and the Collateral Documents.

(b) To the extent the collective Fair Market Value of the Company’s Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary, exceeds $30.0 million, the Company shall cause, within 10 Business Days after such date, one or more of such Non-Guarantor Restricted Subsidiaries to deliver a supplemental indenture to this Indenture, substantially in the form attached hereto as Exhibit F, and a joinder agreement to the Security Agreement, Pledge Agreement and all other applicable Collateral Documents, providing for a full and unconditional guarantee on a senior secured basis by such Non-Guarantor Restricted Subsidiary of the Company’s obligations under the Notes and this Indenture and a pledge of its assets as Collateral for the Notes such that the collective Fair Market Value of all remaining Non-Guarantor Restricted Subsidiaries does not exceed $30.0 million.

(c) The Company shall not permit any Non-Guarantor Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any other Restricted Subsidiary unless such Non-Guarantor Restricted Subsidiary simultaneously delivers a supplemental indenture to this Indenture, substantially in the form attached hereto as Exhibit F, and a joinder agreement to the Security Agreement, Pledge Agreement and all other applicable Collateral Documents, executed by such Non-Guarantor Restricted Subsidiary, providing for a full and unconditional Guarantee on a senior secured basis by such Non-Guarantor Restricted Subsidiary of the Company’s obligations under the Notes and this Indenture and a pledge of its assets as Collateral for the Notes to the same extent as that set forth in Article Eleven and the Collateral Documents. Such Guarantee shall automatically be released on the date such Subsidiary no longer guarantees the payment of any Indebtedness of the Company or any other Restricted Subsidiary and shall otherwise be subject to release in accordance with this Indenture.

Section 4.13. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distribution on its Capital Stock,

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(3) make any loans or advances to the Company or any other Restricted Subsidiary, or

(4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b) However, paragraph (a) shall not prohibit any:

(1) encumbrance or restriction pursuant to (x) an agreement (including the Revolving Credit Agreement, this Indenture and the indenture governing the Existing Senior Subordinated Notes) in effect or entered into on the Issue Date, (y) any agreement governing Indebtedness permitted to be incurred by clause (b)(1) of Section 4.07 hereof, and (z) any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of the foregoing agreements pursuant to clause (x) or (y); provided that such agreements (pursuant to clause (y) above) and such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings (pursuant to clause (z) above) are not materially more restrictive, taken as a whole, with respect to such provisions than those contained in those agreements in effect or entered into on the Issue Date;

(2) encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(3) encumbrance or restriction pursuant to any agreement governing any Indebtedness permitted by clause (7) of the definition of “Permitted Indebtedness” as to the assets financed with the proceeds of such Indebtedness;

(4) encumbrance or restriction contained in any Acquired Indebtedness, Capital Stock or other agreement of any entity or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of this Indenture;

(5) encumbrance or restriction existing under applicable law or any requirement of any regulatory body;

(6) encumbrance or restriction pursuant to the security documents evidencing any Lien securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.10 hereof, including Permitted Liens;

(7) encumbrance or restriction pursuant to customary non-assignment provisions in leases, licenses or contracts;

(8) customary restrictions contained in (A) asset sale agreements permitted to be incurred under Section 4.11 hereof that limit the transfer of such assets or otherwise impose limitations pending the closing of such sale and (B) any other agreement for the sale or other disposition of a Restricted Subsidiary that restricts that Restricted Subsidiary pending its sale or other disposition;

(9) [Intentionally omitted];

(10) encumbrance pursuant to the subordination provisions of any Indebtedness permitted to be incurred by clause (b)(4) of Section 4.07 hereof;

(11) encumbrance or restriction pursuant to customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(12) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(13) agreements governing other Note/Term Obligations permitted to be incurred under this Indenture; provided that, with respect to any agreement governing such other Note/Term Obligations, the provisions relating to such encumbrance or restriction are no less favorable to the Co-Obligors, taken as a whole, as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions contained in the Revolving Credit Agreement as in effect on the Issue Date; and

(14) encumbrances or restrictions under any agreement, amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (13), or in this clause (14); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive, taken as a whole, than those under or pursuant to the agreement, amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Section 4.14. Sale and Leaseback Transactions.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, that the Company or one of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

(1) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to Section 4.07 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.10 hereof;

(2) the gross cash proceeds of such sale and leaseback transactions are at least equal to the Fair Market Value of the property that is the subject of such sale and leaseback transaction; and

(3) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.11 hereof.

Section 4.15. Events of Loss.

(a) Subject to the Intercreditor Agreement and the Collateral Documents, in the event of an Event of Loss with respect to any Collateral, the Company or the affected Guarantor, as the case may be, shall apply the Net Loss Proceeds from such Event of Loss, within 365 days after receipt, at its option to:

(1) if the Event of Loss relates to Primary Collateral, the permanent prepayment or repayment of any Note/Term Obligations on a pro rata basis;

(2) if the Event of Loss relates to Secondary Collateral, the permanent prepayment or repayment of any Revolving Loan Obligations, subject to the Intercreditor Agreement;

(3) the rebuilding, repair, replacement or construction of improvements to the affected assets, property or facility; or

(4) (A) with respect to any Event of Loss, whether or not involving Collateral, invest in the purchase of assets (other than securities) to be used by the Company or any Restricted Subsidiary in a Permitted Business, (B) acquire Capital Stock in a Person that is a Restricted Subsidiary of the Company or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition provided, that, in the case of assets or Capital Stock acquired by the Company, Duane Reade GP or a Guarantor as described in (A) and/or (B), the relevant party must execute such collateral documents as are required by the Collateral Documents or (C) a combination of (A) and (B); provided that any Net Loss Proceeds received in the form of Qualified Noncash Proceeds shall be deemed an application of such Net Loss Proceeds in accordance with this clause (4); provided, further, that the Company or such Restricted Subsidiary shall be deemed to have applied Net Loss Proceeds in accordance with this clause (4) within such 365-day period if, within such 365-day period, it has entered into a binding commitment or agreement to invest such Net Loss Proceeds and continues to use all reasonable efforts to so apply such Net Loss Proceeds as soon as practicable thereafter, and that upon any abandonment or termination of such commitment or agreement after such 365-day period, the Net Loss Proceeds not applied will constitute Excess Loss Proceeds.

(b) On the 366th day after an Event of Loss (the “Loss Proceeds Offer Trigger Date”), such aggregate amount of Net Loss Proceeds which have not been applied or invested on or before such Loss Proceeds Offer Trigger Date as permitted in the preceding paragraph hereof (the “Excess Loss Proceeds”) shall be applied by the Company and Duane Reade GP to make an offer to all holders of Note/Term Obligations (a “Loss Proceeds Offer”) to purchase the maximum principal amount of Note/Term Obligations that may be purchased out of such Excess Loss Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase. If the aggregate principal amount of Note/Term Obligations surrendered by holders exceeds the Excess Loss Proceeds to be used to purchase Note/Term Obligations, the Trustee shall select the Note/Term Obligations to be purchased on a pro rata basis. To the extent that the aggregate principal amount of Note/Term Obligations surrendered pursuant to a Loss Proceeds Offer is less than the Excess Loss Proceeds, the Co-Obligors may apply any remaining Net Loss Proceeds to any purpose consistent with this Indenture and, following the consummation of the Loss Proceeds Offer, the Excess Loss Proceeds amount shall be reset to zero. Pending the final application of any Net Loss Proceeds, the Company or the affected Guarantor shall deposit such Net Loss Proceeds in accordance with the Collateral Documents. Notwithstanding anything to the contrary in the foregoing, the Co-Obligors and the Guarantors may commence a Loss Proceeds Offer prior to the expiration of 365 days after the occurrence of an Event of Loss.

(c) The Co-Obligors and the Guarantors may defer any Loss Proceeds Offer until there is an aggregate unutilized amount of Excess Loss Proceeds equal to or in excess of $10.0 million (at which time, the entire unutilized amount of Excess Loss Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the preceding paragraph).

(d) The Company and Duane Reade GP shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Loss Proceeds Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture, the Co-Obligors and the Guarantors shall comply with such securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof, and the relevant provisions of this Indenture shall be deemed modified as necessary to permit such compliance.

Section 4.16. Impairment of Collateral.

Neither the Company nor any of its Restricted Subsidiaries shall take or omit to take any action which action or omission could reasonably be expected to have the result of materially adversely affecting or impairing the lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders in the Collateral, other than as expressly contemplated by this Indenture, the Term Loan Agreement, the Hedging Obligations or the Collateral Documents.

Section 4.17. Limitation on Activities.

Holdings shall not engage in any business activity other than acting as a direct holding company of the Company, including such activities as are undertaken on the Issue Date in connection with the Transactions, and such activities that are ancillary to or related to such role. The Company shall at all times remain a wholly-owned Subsidiary of Holdings. Holdings shall at all times guarantee the Notes and provide a pledge of the Capital Stock of the Company, which Guarantee and pledge shall not be released other than upon (a) satisfaction and discharge of this Indenture as set forth in Article Twelve or (b) legal defeasance or covenant defeasance of this Indenture as set forth in Article Eight.

Section 4.18. Unrestricted Subsidiaries.

(a) The Company may designate, after the Issue Date, any Subsidiary (other than Duane Reade GP) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1) no Default or Event of Default shall occur and be continuing as a result of giving effect to such Designation;

(2) (A) the Company would be permitted by this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s Board of Directors, or (B) the Designation Amount is less than $1,000;

(3) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary; and

(4) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes.

(b) In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Permitted Investment or a Restricted Payment pursuant to Section 4.08 hereof for all purposes of this Indenture in the Designation Amount.

(c) The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time:

(1) provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries) or

(2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

(d) For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company shall be classified as a Restricted Subsidiary.

(e) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(1) no Default shall occur and be continuing as a result of giving effect to such Revocation;

(2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred by a Restricted Subsidiary for all purposes of this Indenture; and

(3) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that is simultaneously with such redesignation being designated as Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (a) of Section 4.07 hereof.

(f) All Designations and Revocations must be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this Section 4.18.

Section 4.19. Payments for Consent.

Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders or all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.20. Offer to Repurchase upon a Change of Control.

(a) If a Change of Control occurs, each Holder of Notes shall have the right to require that the Co-Obligors purchase all or any part (in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Co-Obligors shall offer to purchase all of the Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

(b) Within 30 days after any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control (the “Change of Control Purchase Notice”) to each Holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register. The Change of Control Purchase Notice must state, among other things:

(1) that a Change of Control has occurred or will occur and the date of such event;

(2) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Company on a Business Day (which may be immediately after the Change of Control occurs) no earlier than 30 days nor later than 60 days from the date the Change of Control Purchase Notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Co-Obligors default in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(5) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

(c) Upon receipt by the Co-Obligors of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Notes. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Co-Obligors at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 2.03. If any Note tendered for purchase in accordance with the provisions of this Section 4.20 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Co-Obligors, the Registrar or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Co-Obligors and the Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Co-Obligors shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

(d) The Co-Obligors shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which have been so accepted for payment and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Co-Obligors. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Co-Obligors shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Co-Obligors’ expense to the Holder thereof. The Co-Obligors will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 4.20, the Co-Obligors shall choose a Paying Agent which shall not be the Company or Duane Reade GP.

(e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Co-Obligors receive, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

(1) the name of the Holder;

(2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

(3) the principal amount of the Note (which shall be $2,000 or integral multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and

(5) the principal amount, if any, of such Note (which shall be $2,000 or integral multiples of $1,000 in excess thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Co-Obligors.

(f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Co-Obligors any cash that remains unclaimed, together with interest or dividends, if any, thereon (subject to Section 7.01(f) hereof), held by them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Co-Obligors pursuant to clause (ii) of paragraph (c) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Co-Obligors and (y) unless otherwise directed by the Co-Obligors in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Co-Obligors together with interest, if any, thereon (subject to Section 7.01(f) hereof).

(g) The Co-Obligors shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.20, the Co-Obligors shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.20 by virtue thereof, and the relevant provisions of this Indenture shall be deemed modified as necessary to permit such compliance.

(h) Notwithstanding the foregoing, the Co-Obligors will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer, in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Co-Obligors and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer (which offer may be made prior to the occurrence of and may be conditioned on such Change of Control).

Section 4.21. Corporate Existence.

Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate (or other organizational) existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole

Section 4.22. After-Acquired Property.

From and after the Issue Date, if the Company, Duane Reade GP or any Guarantor acquires any After-Acquired Property, it shall, to the extent and in the manner required by the Collateral Documents, grant a security interest pursuant to the applicable Collateral Documents (subject to Permitted Liens) upon such property as security for the Note/Term Obligations.

ARTICLE FIVE

Successors

Section 5.01. Consolidation, Merger or Sale of Assets.

(a) Each of the Company and Duane Reade GP will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company, Duane Reade GP or a Subsidiary Guarantor), unless at the time and after giving effect thereto:

(1) either (a) the Company or Duane Reade GP, as the case may be, will be the continuing entity or (b) the Person (if other than the Company or Duane Reade GP, as the case may be) formed by such consolidation or into which the Company or Duane Reade GP, as the case may be, is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be an entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company or Duane Reade GP as the case may be, under the Notes and this Indenture, the Registration Rights Agreement, and the Collateral Documents, as the case may be;

(2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(3) either (i) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of paragraph (a) of Section 4.07 hereof or (ii) (x) the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available after giving pro forma effect to such transaction as of the beginning of such four-quarter period would be not less than (y) the Company’s Consolidated Fixed Charge Coverage Ratio for such four quarter period immediately prior to such transaction;

(4) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

(5) at the time of the transaction, the Company or Duane Reade GP, as the case may be, or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with;

(6) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 4.10 hereof are complied with;

(7) the Collateral transferred to the Surviving Entity will, following such transfer, (a) constitute Collateral under this Indenture and the Collateral Documents, (b) be subject to the Lien in favor of the Trustee for the benefit of the holders of the Notes, and (c) not be subject to any Lien, other than Permitted Liens; and

(8) to the extent that the assets of the Person which is merged or consolidated with or into the Surviving Entity are assets of the type which would constitute Collateral under the Collateral Documents, the Surviving Entity will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Indenture.

(b) Except as provided by Section 11.04 hereof, each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(1) either (a) the Guarantor will be the continuing corporation in the case of a consolidation or merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged (the “Surviving Guarantor Entity”) will be a corporation, limited liability company, limited liability partnership, partnership or trust duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes and this Indenture, the Registration Rights Agreement and the Collateral Documents;

(2) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(3) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; provided, however, that this paragraph shall not apply to any Guarantor whose Guarantee of the Notes is unconditionally released and discharged in accordance with Section 11.04 hereof.

(c) In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraphs (a) and (b) above in which Holdings, the Company, Duane Reade GP or any other Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, Duane Reade GP or such Guarantor, as the case may be, and the Company, Duane Reade GP or any Subsidiary Guarantor, as the case may be, would be discharged from all obligations and covenants under this Indenture and the Notes or its Guarantee, as the case may be, the Registration Rights Agreement and the Collateral Documents.

(d) Notwithstanding the foregoing, but subject to the Collateral Documents, the Company may merge with, or sell, issue, convey, transfer, lease, assign or otherwise dispose of all or substantially all of its assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the purpose of forming a holding company, and any Guarantor or Duane Reade GP may merge with, or sell, issue, convey, transfer, lease, assign or otherwise dispose of all or substantially all of its assets to, an Affiliate as part of any internal corporate reorganization of the Company.

ARTICLE SIX

Defaults and Remedies

Section 6.01. Events of Default.

An “Event of Default” will occur under this Indenture if:

(1) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(3) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company, Duane Reade GP or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1) or (2) above or in clause (b) or (c) of this clause (3)) and such default or breach shall continue for a period of 60 days (or 30 days if the Company and Duane Reade GP shall have failed to make or consummate an Asset Sale Offer in accordance with Section 4.11 hereof) after written notice has been given, by certified mail, (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; (b) there shall be a default in the performance or breach of the provisions of Section 5.01 or (c) the Company and Duane Reade GP shall have failed to make or consummate a Change of Control Offer in accordance with Section 4.20 hereof;

(4) (a) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company, Duane Reade GP, any Guarantor or any Restricted Subsidiary then has issued or by which there has been secured outstanding Indebtedness in excess of $15 million, individually or in the aggregate, and either (x) such default results from the failure to pay the principal amount of such Indebtedness at its stated final maturity or (y) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness (or such Indebtedness shall have already matured at its final maturity in accordance with its terms) or (b) any holder of secured Indebtedness of the Company, Duane Reade GP, any Guarantor or any Restricted Subsidiary in excess of $15 million, individually or in the aggregate, shall commence foreclosure proceedings with respect to any Collateral;

(5) any Guarantee of Holdings or any Significant Subsidiary shall for any reason cease to be, or any Guarantee shall for any reason be asserted in writing by any Guarantor, the Company or Duane Reade GP not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

(6) one or more judgments or orders of any court of competent jurisdiction for the payment of money in excess of $15 million (net of amounts covered by insurance or bonded), either individually or in the aggregate, shall be rendered against the Company, Duane Reade GP, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(7) the entry of a decree or order by a court having jurisdiction in the premises adjudging Holdings, the Company or any Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of Holdings, the Company or any Significant Subsidiary under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Holdings, the Company or any Significant Subsidiary or of substantially all of its assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(8) the institution by Holdings, the Company or any Significant Subsidiary of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Holdings, the Company or any Significant Subsidiary or of substantially all of its assets, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(9) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company, Duane Reade GP or any Guarantor, in any material respect, under any Collateral Document and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes or (b) any Collateral Document shall for any reason cease to be, or any Collateral Document shall for any reason be asserted in writing by any Guarantor, the Company or Duane Reade GP not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Collateral Document.

Section 6.02. Acceleration.

(a) If an Event of Default (other than as specified in Sections 6.01(7) or (8) above) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in Sections 6.01(7) or (8) above occurs and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceedings.

In addition to acceleration of maturity of the Notes, if an Event of Default occurs and is continuing, the Trustee will have the right to exercise remedies with respect to the Collateral, such as foreclosure, as are available under this Indenture, the Collateral Documents and at law, subject to the terms of the Collateral Documents and the Intercreditor Agreement.

(b) After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes then outstanding, (C) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03. Other Remedies.

(a) If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement and the Collateral Documents, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Documents.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all outstanding Notes waive any past Default or Event of Default under this Indenture or the Collateral Documents and its consequences, except a Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Subject to the terms of the Intercreditor Agreement and the Collateral Documents, Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.06. Limitation on Suits.

(a) A Holder has a right to institute any proceeding with respect to this Indenture, or the Notes or any Guarantees, only if:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder of a Note or Holders of Notes offer and, if requested, provide to, the Trustee reasonable indemnity against any loss, liability or expense that might be incurred by it in connection with the request or direction;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the written request.

(b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

(c) The rights of Holders pursuant to this Section 6.06 are subject to the Intercreditor Agreement and the Collateral Documents.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, of premium, if any, or interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

Subject to the terms of the Intercreditor Agreement and the Collateral Documents, if an Event of Default specified in Section 6.01(1) or (2) above occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Co-Obligors for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

Subject to the terms of the Intercreditor Agreement and the Collateral Documents, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Co-Obligors or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Subject to the terms of the Intercreditor Agreement and the Collateral Documents, to the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

(a) Subject to the terms of the Intercreditor Agreement and the Collateral Documents, if the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE SEVEN

Trustee

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, and is actually known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f) Money held in trust by the Trustee need not be segregated from other funds and need not be held in an interest-bearing account, in each case except to the extent required by law or by any other provision of this Indenture. The Trustee (acting in any capacity hereunder) shall not be liable for interest on any money received by it hereunder unless the Trustee otherwise agrees in writing with the Company.

Section 7.02. Certain Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from either Co-Obligor shall be sufficient if signed by an Officer of such Co-Obligor.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 13.02 hereof, and such notice references the Notes.

(h) Subject to Section 7.01(b)(ii) hereof, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reasons of such inquiry or investigation.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Co-Obligors’ use of the proceeds from the Notes or any money paid to the Co-Obligors or upon the Co-Obligors’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee makes no representation as to the existence, validity, value, genuineness, perfection, priority or the collectibility of any security or other document or other instrument held by or delivered to the Trustee or the Collateral Agent under this Indenture, the Collateral Documents or the Intercreditor Agreement.

Section 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 45 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Co-Obligors and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Co-Obligors shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07. Compensation and Indemnity.

(a) The Co-Obligors shall pay to the Trustee (in its capacity as Trustee, and, to the extent it has been appointed as such, as Paying Agent and Registrar) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Co-Obligors. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Co-Obligors shall reimburse the Trustee promptly upon request for all reasonable and customary disbursements, advances and reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services, except those resulting from its own negligent action, negligent failure to act or willful misconduct. Such expenses shall include the reasonable and customary compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Co-Obligors shall indemnify the Trustee against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Co-Obligors (including this Section 7.07) or any Guarantor and defending itself against any claim (whether asserted by either of the Co-Obligors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Co-Obligors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Co-Obligors shall not relieve the Co-Obligors of their obligations hereunder. The Co-Obligors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Co-Obligors shall pay the reasonable and customary fees and expenses of such counsel; provided, however, that the Co-Obligors will not be required to pay such fees and expenses if there is no conflict of interest between the Co-Obligors and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Co-Obligors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Co-Obligors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee’s negligence, bad faith or willful misconduct.

(c) The obligations of the Co-Obligors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

(d) To secure the Co-Obligors’ payment obligations in this section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Co-Obligors. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Co-Obligors in writing. The Co-Obligors may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Co-Obligors shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Co-Obligors.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Co-Obligors, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Co-Obligors any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least three months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Co-Obligors. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Co-Obligors’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or its corporate parent shall have) a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Co-Obligors.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereby waives any right to setoff any claim that it may have against the Co-Obligors in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Co-Obligors held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

ARTICLE EIGHT

Defeasance and Covenant Defeasance

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Co-Obligors may, at the option of their Boards of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02. Legal Defeasance and Discharge.

Upon the Co-Obligors’ exercise of the option applicable to this Section 8.02, the Co-Obligors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Co-Obligors and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all of their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Co-Obligors, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from Funds in Trust (as defined in Section 8.04 hereof and as more fully set forth in such Section) payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Co-Obligors’ obligations with respect to such Notes under Article Two and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Co-Obligors’ obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Co-Obligors may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Co-Obligors’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Co-Obligors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations, and each Restricted Subsidiary shall be released from its obligations, under the covenants contained in Sections 4.03, 4.04(a) (to the extent not required by the TIA), 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.20, 4.21, 4.22, 5.01 and Article Ten hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Co-Obligors and each Restricted Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Co-Obligors’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through (6) shall not constitute Events of Default.

Section 8.04. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(a) the Co-Obligors must irrevocably deposit or cause to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes cash in United States dollars, U.S. Government Obligations, or a combination thereof (“Funds in Trust”), in such amounts as, in the aggregate, will be sufficient, in the good faith opinion of the Chief Financial Officer of the Company, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or on any date (such date being referred to as the “Defeasance Redemption Date”), if at or prior to electing either Legal Defeasance or Covenant Defeasance, the Co-Obligors have delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date);

(b) in the case of Legal Defeasance, the Co-Obligors shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Co-Obligors have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Co-Obligors shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than any such Default resulting solely from the borrowing of funds to be applied to the Funds in Trust);

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company, Duane Reade GP, any Guarantor or any Restricted Subsidiary is a party or by which it is bound (other than any such Default resulting solely from the borrowing of funds to be applied to the Funds in Trust);

(f) the Co-Obligors shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Co-Obligors with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company, Duane Reade GP or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, Duane Reade GP, any Guarantor or others; and

(g) the Co-Obligors will have delivered to the Trustee an Officers’ Certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05 and Section 12.02, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Co-Obligors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Co-Obligors from time to time upon the request of the Co-Obligors any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the good faith opinion of the Chief

Financial Officer of the Company expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to the Co-Obligors.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company or Duane Reade GP, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Co-Obligors upon their request or (if then held by either of the Co-Obligors) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Co-Obligors for payment thereof, unless applicable law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Co-Obligors as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Co-Obligors cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Co-Obligors.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Co-Obligors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Co-Obligors make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Co-Obligors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE

Amendment, Supplement and Waiver

Section 9.01. Without Consent of Holders of Notes.

(a) Notwithstanding Section 9.02 hereof, the Co-Obligors, the Guarantors, any other obligor under the Notes and the Trustee may modify, supplement or amend this Indenture, the Notes, the Intercreditor Agreement or any of the Collateral Documents without the consent of any Holder of a Note:

(1) to evidence the succession of another Person to the Company, Duane Reade GP, a Guarantor or any other obligor under the Notes, and the assumption by any such successor of the covenants of the Company, Duane Reade GP or such Guarantor or such obligor in this Indenture and in the Notes and in any Guarantee in accordance with Section 5.01 hereof;

(2) to add to the covenants of the Company, Duane Reade GP, any Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company, Duane Reade GP or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, in the Notes or in any Guarantee;

(3) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Collateral Documents, the Notes or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Guarantee;

(4) to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that such provisions shall not adversely affect in any material respect the interest of the Holders of the Notes;

(5) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to add a Guarantor or additional obligor under this Indenture or permit any Person to guarantee the Notes and/or obligations under this Indenture;

(7) to release a Guarantor as provided in this Indenture;

(8) to comply with the rules of any applicable securities depositary;

(9) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(10) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee or the Collateral Agent for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company’s, Duane Reade GP’s and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture, the Collateral Documents or otherwise;

(11) to provide for the issuance of Additional Notes under this Indenture in accordance with the limitations set forth in this Indenture;

(12) to provide for the issuance of the Exchange Notes pursuant to the terms of this Indenture and the Registration Rights Agreement;

(13) to provide for the accession or succession of any parties to the Collateral Documents or the Intercreditor Agreement (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Revolving Credit Agreement, the Notes, the Term Loan Agreement or any other agreement or action that is not prohibited by this Indenture;

(14) to conform the text of the Indenture, the Collateral Documents, the Intercreditor Agreement, the Guarantees or the Notes to any provision of the “Description of Senior Secured Notes” contained in the Offering Circular to the extent that such provision in the “Description of Senior Secured Notes” was intended to be a verbatim recitation of a provision of the relevant document;

(15) to provide for the release or addition of Collateral in accordance with the terms of this Indenture and the Collateral Documents; and

(16) to provide security for additional Swap Obligations (as defined in the Collateral Agency Agreement), Term Loans or borrowings under the Revolving Credit Agreement that are incurred in accordance with this Indenture.

(b) Upon the request of the Co-Obligors accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.06 hereof, the Trustee shall join with the Co-Obligors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture.

Section 9.02. With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Co-Obligors, the Guarantors, any other obligor under the Notes and the Trustee may amend or supplement this Indenture, the Collateral Documents, the Intercreditor Agreement or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect of the redemption of the Notes;

(2) reduce the rate of or change the time for payment of interest of any Note;

(3) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(4) make any Note payable in money other than U.S. dollars;

(5) reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture or the Collateral Documents;

(6) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past Defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of this Indenture or the Collateral Documents cannot be modified or waived without the consent of the Holder of each such Note affected thereby;

(7) except as otherwise permitted under Section 5.01 hereof, consent to the assignment or transfer by the Company, Duane Reade GP or any Guarantor of any of its rights and obligations under this Indenture;

(8) voluntarily release, other than in accordance with this Indenture, any Guarantee of any Significant Subsidiary; or

(9) permit the release of Collateral or amend or modify any provisions of the Collateral Documents in any material respect other than (x) in accordance with the terms of the Collateral Documents, the Term Loan Agreement, the Intercreditor Agreement and this Indenture or (y) as permitted by Section 9.01.

(b) The Co-Obligors may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

(c) Upon the request of the Co-Obligors accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

(d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e) After an amendment, supplement or waiver under this Section becomes effective, the Co-Obligors shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Co-Obligors to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Co-Obligors in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee shall authorize and direct the Collateral Agent to sign amendments approved under the Indenture. The Co-Obligors may not sign an amendment or supplemental Indenture or Note or amendment to any Collateral Document or the Intercreditor Agreement until their Boards of Directors approve it. In executing any amended or supplemental indenture or Note or amendment to any Collateral Document or the Intercreditor Agreement, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment to any Collateral Document or the Intercreditor Agreement is authorized or permitted by this Indenture, the Intercreditor Agreement and the Collateral Documents.

ARTICLE TEN

Collateral

Section 10.01. Collateral Documents.

(a) The payment of all Note/Term Obligations under this Indenture, the Notes and the Guarantees, when due (whether on an interest payment date, at Stated Maturity, upon repurchase, upon acceleration, redemption or otherwise) shall be secured as provided in the Collateral Documents which the Co-Obligors and the Guarantors have entered into simultaneously with the execution of this Indenture and shall be secured as provided in by all Collateral Documents hereafter delivered as required by this Indenture.

(b) Each Holder of Notes, by its acceptance of a Note, consents and agrees to the terms of each Collateral Document and the Intercreditor Agreement, hereby appoints U.S. Bank National Association as Collateral Agent on the Issue Date and directs the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreement, and authorizes and empowers each of the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Collateral Documents and the Intercreditor Agreement and to perform its respective obligations and exercise its respective rights and powers thereunder.

Section 10.02. Opinions of Counsel.

(a) The Company shall furnish to the Trustee and the Collateral Agent (i) promptly following the Issue Date and (ii) on August 1 of each year, beginning August 1, 2010, an Opinion or Opinions of Counsel, dated as of such date, either stating that, in the opinion of such counsel, all action has been taken to maintain the effectiveness of the Liens of this Indenture and the Collateral Documents and reciting the details of such action or referring to prior opinions of counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

(b) The Co-Obligors and the Guarantors acknowledge that all After-Acquired Property shall be subject to the terms and conditions of the Collateral Documents. The Co-Obligors and the Guarantors shall comply with the provisions of the Collateral Documents with respect to Liens on After-Acquired Property.

Section 10.03. Possession and Use of the Collateral.

So long as the Collateral Agent, the Trustee, the Holders of Notes or other lenders have not exercised their rights with respect to the Collateral, upon the occurrence and during the continuance of an Event of Default, the Company, Duane Reade GP and the Guarantors shall have the right to remain in possession and retain exclusive control of the Collateral, to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income therefrom.

Section 10.04. Suits to Protect the Collateral.

Subject to the terms of the Intercreditor Agreement and the Collateral Documents, the Trustee shall have power, but without the obligation to exercise such power, to institute in its name and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Collateral Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security under any of the Collateral Documents, or be prejudicial to the interests of the Holders of the Notes or the Trustee.

Section 10.05. Release of Collateral.

(a) The release of any Collateral from the Lien granted under the Collateral Documents or the release of, in whole or in part, the Liens granted by any of the Collateral Documents, shall not be deemed to impair the security interests in contravention of the provisions of the Indenture if and to the extent the Collateral or Liens are released in accordance with the terms of this Indenture or of the Collateral Documents and the Intercreditor Agreement. To the extent applicable and subject to Section 10.06 and paragraph (c) of this Section 10.05, the Company and the Guarantors shall comply with Section 314(d) of the TIA, relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company or the relevant Guarantor except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. Liens securing the Senior Secured Indenture Obligations, the Notes and the Guarantees shall, upon compliance with the condition that the Company or Duane Reade GP delivers to the Trustee all documents required by the Trust Indenture Act, automatically and without the need for any further action by any Person be released so long as such release is in compliance with the Trust Indenture Act:

(1) in whole, as to all property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(2) in whole, as to all property subject to such Liens, upon:

(i) payment in full of the principal of, accrued and unpaid interest and premium on the Notes and all other Senior Secured Indenture Obligations; or

(ii) satisfaction and discharge of this Indenture as set forth under Article Twelve hereof; or

(iii) Legal Defeasance or Covenant Defeasance of this Indenture as set forth under Article Eight hereof;

(3) in part, as to any property that (a) is sold, transferred or otherwise disposed of by Holdings, the Company, Duane Reade GP or one of their Subsidiaries (other than any such sale to the Company or any Guarantor) in a transaction not prohibited by this Indenture, at the time of such sale, transfer or disposition, to the extent of the interest sold, transferred or disposed of or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee, concurrently with the release of such Guarantee;

(4) as to property that constitutes all or substantially all of the Collateral, with the consent of holders of at least 75% in aggregate principal amount of the then outstanding Note/Term Obligations voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes);

(5) as to property that constitutes less than all or substantially all of the Collateral, with the consent of at least a majority in aggregate principal amount of the then outstanding Note/Term Obligations voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, purchase of, the Notes);

(6) on any or all of the Secondary Collateral, upon any release of a first priority Lien thereon by the Revolving Credit Agent or as otherwise authorized or directed by the Revolving Credit Agent; provided, however, that if there is reinstated a Lien securing obligations under the Revolving Credit Agreement on any or all of the Secondary Collateral upon which the Lien securing Note/Term Obligations has been released pursuant to this clause (6) then, the Lien securing the Note/Term Obligations on such Secondary Collateral will also be deemed reinstated on a second priority basis; and

(7) as to any Capital Stock or other Securities if such Capital Stock or Securities (or any portion thereof) shall, after the Issue Date, meet the criteria of any of clause (ii), (iv) or (v) of the proviso of Section 2.01 of the Security Agreement.

(b) The Trustee shall execute and deliver to the Co-Obligors and the Guarantors, at the Co-Obligors’ and Guarantors’ expense, all documents that such parties shall reasonably request to evidence such release. Such documents shall be without recourse to or warranty by the Trustee.

(c) Notwithstanding anything to the contrary herein, the Company, Duane Reade GP and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

(d) If any Collateral is released in accordance with the Collateral Documents and the Intercreditor Agreement (other than as permitted by this Indenture) and if the Company or Duane Reade GP has delivered the certificates and documents required by the Collateral Documents and the Intercreditor Agreement, the Trustee shall determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act in connection with such release and, based upon such determination and the opinion of counsel delivered pursuant to this Indenture, shall deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.06. Permitted Ordinary Course Activities with Respect to Collateral.

(a) So long as no Default or Event of Default under this Indenture would result therefrom and such transaction would not violate the Trust Indenture Act, the Company, Duane Reade GP and the Guarantors may, without any release or consent by the Trustee or the Collateral Agent, conduct ordinary course activities with respect to Collateral, including, without limitation:

(i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out, defective or obsolete or not used or useful in the business;

(ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Collateral Documents;

(iii) surrendering or modifying any franchise, license or permit subject to the Lien of this Indenture or any of the Collateral Documents which it may own or under which it may be operating;

(iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

(v) granting a license of any intellectual property;

(vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business;

(vii) selling, collecting, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business;

(viii) making cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Collateral Documents;

(ix) abandoning any intellectual property which is no longer used or useful in the Company’s business; and

(x) engage in any other release of any Collateral as to which release any Commission regulation or interpretation (including any no-action letter issued by the Staff of the Commission or exemption order issued by the Commission or pursuant to its delegated authority, whether issued to the Company or any other Person) provides that delivery of such opinions or certificates need not be made.

(b) The Co-Obligors and the Guarantors shall not be required to comply with the requirement to deliver certificates pursuant to Section 10.05(a) in respect of the release of Collateral or Liens as described in paragraph (a) of this Section 10.06; provided that the Company and Duane Reade GP shall deliver to the Collateral Agent, within 30 calendar days following the end of each six-month period beginning on January 1 and July 1 of any year, an Officers’ Certificate substantially in the form of Exhibit G to the effect that all releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) in which no release or consent of the Trustee or the Collateral Agent was obtained were in the ordinary course of the Company’s, Duane Reade GP’s and the Guarantors’ business and were not prohibited by this Indenture.

Section 10.07. Actions by the Trustee and Collateral Agent.

Subject to the provisions of the Intercreditor Agreement and the Collateral Documents and Article Six, the Trustee and Collateral Agent may, but without any obligation to do so, in its sole discretion and without the consent of the Holders take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) to collect and receive all amounts payable in respect of the Obligations of the Company, Duane Reade GP and any Guarantors under the Collateral Documents and this Indenture. The Trustee and Collateral Agent shall have the power to institute and maintain such suits and proceedings as it may deem expedient in order to prevent any impairment of the Collateral by any act that may be unlawful or in violation of this Indenture or the Collateral Documents, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and those of the Holders in the Collateral. No duty beyond that set forth in Section 7.01 is imposed on the Trustee and Collateral Agent pursuant to this Section 10.07. All items to be delivered to the Trustee pursuant to this Article Ten shall also be delivered to the Collateral Agent.

Section 10.08. Purchaser Protected.

In no event shall any purchaser in good faith or other transferee of any Collateral purported to be released hereunder be bound to ascertain the authority (if any) of the Trustee to direct the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any Collateral permitted to be sold, disposed of or transferred by this Article Ten, be under obligation to ascertain or inquire into the authority of any Co-Obligor or any Guarantor, as applicable, to make any such sale or other transfer.

ARTICLE ELEVEN

Guarantees

Section 11.01. Guarantee.

(a) Subject to this Article Eleven, each of the Guarantors hereby, jointly and severally, fully and unconditionally, guarantees on a senior secured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Co-Obligors hereunder or thereunder, that: (i) the principal of, premium, if any, and interest, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Co-Obligors to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against either of the Co-Obligors, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 hereof, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either of the Co-Obligors, any right to require a proceeding first against either of the Co-Obligors, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Co-Obligors, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Co-Obligors or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Six hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Each Guarantor that makes a payment or distribution under its Guarantee shall have the right to seek contribution from any non-paying Guarantor, in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(e) The Obligations of each Guarantor under its Guarantee pursuant to this Article Eleven shall rank equally in right of payment with other existing and future Senior Indebtedness of each of the Guarantors, including the Term Loans, the Hedging Obligations and guarantees in respect thereof, and senior in right of payment to all existing and future Subordinated Indebtedness of the Guarantors. The Notes shall be Designated Senior Indebtedness for purposes of the Existing Notes.

Section 11.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Obligations of such Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under this Article Eleven, will result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Until such time as the Notes are paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Eleven.

Section 11.03. Execution and Delivery of Guarantee.

(a) To evidence its Guarantee set forth in Section 11.01, on the Issue Date (i) each Initial Guarantor shall be required to have a notation of such Guarantee substantially in the form included in Exhibit E endorsed by one or more Officers of such Initial Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee, and (ii) this Indenture shall be executed on behalf of such Initial Guarantor by one or more of its Officers by manual or facsimile signature.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c) If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) In the event that the Company creates or acquires any new Restricted Subsidiary (other than a Non-Guarantor Restricted Subsidiary that is not required to issue a Guarantee as described under Section 4.12 hereof) subsequent to the date of this Indenture, if required by Section 4.12 hereof, the Company shall cause such Restricted Subsidiary to execute a supplemental indenture to this Indenture substantially in the form included in Exhibit F and a Guarantee in accordance with Section 4.12 hereof and this Article Eleven, to the extent applicable.

Section 11.04. Release of Guarantors.

(a) A Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee, without any further action on the part of the Trustee or any Holder of the Notes:

(1) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition of all such Capital Stock of that Guarantor is permitted by Section 4.11 and Section 4.09 hereof;

(2) if such Guarantor is properly designated as a Non-Guarantor Restricted Subsidiary and is not required to issue a Guarantee of the Notes pursuant to the provisions of Section 4.12 hereof;

(3) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(4) if the Notes are discharged or defeased in accordance with the procedures of Article Eight or Article Twelve hereof.

(b) Any Guarantor not released from its Obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article Eleven.

ARTICLE TWELVE

Satisfaction and Discharge

Section 12.01. Satisfaction and Discharge.

(a) This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in this Indenture) as to all outstanding Notes under this Indenture when:

(i) either:

(1) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Co-Obligors and thereafter repaid to the Co-Obligors or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation or

(2) all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Co-Obligors;

(b) either of the Co-Obligors or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds in trust an amount in United States dollars (whether in the form of cash or Cash Equivalents) sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date (for the avoidance of doubt, in the case of a discharge that occurs in connection with a redemption that is to occur on a Make-Whole Redemption date, the amount to be deposited shall be the amount that, as of the date of such deposit, is deemed reasonably sufficient to make such payment and discharge on the date of the Make-Whole Redemption, in the good-faith determination of the Chief Financial Officer of the Company);

(c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(d) the Company, Duane Reade GP or any Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Company, Duane Reade GP and any Guarantor;

(e) the Co-Obligors have delivered to the Trustee an Officers’ Certificate and an opinion of independent counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; and

(f) the Co-Obligors have delivered irrevocable instructions to the Trustee hereunder to apply any deposited money described in clause (b) above to the payment of the Notes at Maturity, Stated Maturity or the redemption date, as the case may be.

Section 12.02. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.03 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 12.03. Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE THIRTEEN

Miscellaneous

Section 13.01. Trust Indenture Act Controls.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the TIA, the imposed duties shall control.

Section 13.02. Notices.

(a) Any notice or communication by either of the Co-Obligors or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to Duane Reade, Duane GP or any Guarantor:

Duane Reade Inc.

440 Ninth Avenue

New York, New York 10001

Facsimile: 212-594-0832

Attention: John K. Henry, Chief Financial Officer, with copies to Phillip A. Bradley, Esq., General Counsel with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Facsimile: 212-757-3990

Attention: Lawrence G. Wee, Esq.

If to the Trustee:

U.S. Bank National Association

225 Asylum Street 23rd Floor

Hartford, Connecticut 06103

Fax: (860) 241-6897

Attention: Susan C. Merker

(b) The Company, Duane Reade GP, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f) If either of the Co-Obligors mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(g) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 13.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to its rights under this Indenture or the Notes. The Co-Obligors, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 13.04. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Co-Obligors to the Trustee to take any action under this Indenture, the Co-Obligors shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) to the extent required under Section 314 of the TIA, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05. Statements Required in Certificate or Opinion.

(a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall comply with the provisions of Section 314(e) of the TIA and shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Such opinion may be rendered subject to exceptions and qualifications that are customary for opinions of like tenor.

Section 13.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, member or stockholder of either of the Co-Obligors or any Guarantor, as such, will have any liability for any obligations of the Co-Obligors or the Guarantors under the Notes, this Indenture, the Guarantees to which they are a party or the Registration Rights Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08. Governing Law.

THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

Section 13.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10. Successors.

All agreements of the Co-Obligors in this Indenture and the Notes shall bind their successors, except as otherwise provided in Section 5.01. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 5.01.

Section 13.11. Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Co-Obligors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Obligors if made in the manner provided in this Section 13.13.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 13.13, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.

(d) If the Co-Obligors shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Co-Obligors may, at their option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Co-Obligors shall have no obligation to do so. Notwithstanding Section 316(c) of the TIA, such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Co-Obligors in reliance thereon, whether or not notation of such action is made upon such Note.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 13.14. Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.15. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16. Intercreditor Agreement and Collateral Documents.

In the event of any conflict between (a) this Indenture (on the one hand) and (b) the Intercreditor Agreement and the Collateral Documents (on the other hand), the provisions of the Intercreditor Agreement and the Collateral Documents shall control unless such compliance would violate the TIA.

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SIGNATURES

DUANE READE Inc., a Delaware corporation

By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Senior Vice President and Chief Financial Officer

DUANE READE, a New York general partnership

By: Duane Reade Inc., as General Partner

By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Senior Vice President and Chief Financial Officer

DRI I Inc., a Delaware corporation

By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Senior Vice President and Chief Financial Officer

Duane Reade International, LLC, a Delaware limited liability company

By:	/s/ Joseph C. Magnacca
	Name:	Joseph C. Magnacca
	Title:	Manager

Duane Reade Realty, Inc., a Delaware corporation

By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Senior Vice President and Chief Financial Officer

Duane Reade Holdings, Inc., a Delaware corporation

By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Senior Vice President and Chief Financial Officer

U.S. Bank National Association, as Trustee

By:	/s/ Susan C. Merker
	Name:	Susan C. Merker
	Title:	Vice President

EXHIBIT A

FORM OF NOTE

[Face of Note]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CO-OBLIGORS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE CO-OBLIGORS.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT PRIOR TO THE FIRST ANNIVERSARY OF THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE

PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).](1)

[THE NOTES HAVE BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST ADDRESSED TO SECRETARY, DUANE READE INC., 440 NINTH AVENUE, NEW YORK, NEW YORK 10001, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THE NOTES THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTES, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTES AND (3) THE YIELD TO MATURITY OF THE NOTES.](2)

(1)	Insert if a Regulation S Temporary Global Note.

(2)	Insert if issued with original issue discount.

CUSIP [ ]
ISIN [ ]
No. [ ]	$

DUANE READE INC.

DUANE READE

11.75% Senior Secured Notes due 2015

Duane Reade Inc., a Delaware corporation (the “Company”) and Duane Reade, a New York general partnership (“Duane Reade GP”, and together with the Company, the “Co-Obligors”), which terms include any successor under the Indenture hereinafter referred to, for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [Amount of Note] ($[            ]) UNITED STATES DOLLARS on August 1, 2015.

Interest Payment Dates: February 1 and August 1 of each year, commencing February 1, 2010.

Regular Record Dates: January 15 and July 15 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Date of Issuance:

IN WITNESS WHEREOF, the Co-Obligors have caused this Note to be signed manually or by facsimile by their duly authorized officers.

DUANE READE Inc., a Delaware corporation

By:
Name: Title:

DUANE READE, a New York general partnership By: Duane Reade Inc., as General Partner

By:
Name: Title:

By: DRI I Inc., as General Partner

By:
Name: Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 11.75% Senior Secured Notes due 2015 described in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

Date:

[Reverse Side of Note]

DUANE READE INC.

DUANE READE

11.75% Senior Secured Notes due 2015

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. The Co-Obligors promise to pay interest on the principal amount of this Note at 11.75% per annum from August 7, 2009 until maturity [and shall pay the Liquidated Damages, if any, payable pursuant to the Registration Rights Agreementa. The Co-Obligors shall pay interest [and Liquidated Damages, if any,]* semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”) to the Holders of record on the immediately preceding January 15 and July 15. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be February 1, 2010. The Co-Obligors shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest [and Liquidated Damages]* (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

[This Exchange Note was issued in connection with the Exchange Offer pursuant to which the 11.75% Senior Secured Notes due 2015 in like principal amount were exchanged for Exchange Notes. The Exchange Notes rank pari passu in right of payment with the Initial Notes. For any period in which the Initial Note exchanged for this Exchange Note was outstanding, Liquidated Damages may be due and owing on the Initial Note in connection with the Registration Rights Agreement.],*

2. Method of Payment. The Co-Obligors shall pay interest on the Notes (except defaulted interest [and Liquidated Damages]* if any) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. [The Co-Obligors shall pay all Liquidated Damages, if any, on the Interest Payment Date of its choosing and in the amounts set forth in the Registration Rights Agreement.]* The Notes shall be payable as to principal, premium [and Liquidated Damages],* if any, and interest at the office or agency of the Co-Obligors maintained for such purpose in The City of New York, or, at the option of the Company, payment of interest [and Liquidated Damages, if any,]* may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium [and Liquidated Damages]*, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Co-Obligors or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

*	Not to be included for Exchange Notes.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Co-Obligors may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Co-Obligors issued the Notes pursuant to an Indenture, dated as of August 7, 2009 (the “Indenture”) among the Co-Obligors, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder, subject to compliance with the covenants therein. The Co-Obligors hereby designate the Obligations under this Indenture, the Notes and the Guarantees to be “Designated Senior Indebtedness” for purposes of the Existing Senior Subordinated Notes Indenture.

5. Option to Purchase. Upon or after the occurrence of an Event of Default or event of default under any Term Loan Agreement and the acceleration of any Note/Term Obligations, persons designated by the Revolving Credit Agent shall have the option to purchase all of the Note/Term Obligations. The purchase price for the Note/Term Obligations shall be the full amount of such Note/Term Obligations outstanding (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but excluding any premium). The terms and procedure for such a purchase shall be as set forth in the Intercreditor Agreement. Such a repurchase may occur notwithstanding the limitations on optional redemptions of Note/Term Obligations set forth below.

6. Optional Redemption. (a) After August 1, 2012, the Co-Obligors, on one or more occasions may redeem for cash all or a portion of the Notes, on not less than 30 nor more than 90 days’ prior notice, in amounts of $2,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Redemption Price
2012	105.875%
2013	102.938%
2014 and thereafter	100.000%

(b) At any time prior to August 1, 2012, the Company, DRS LLC or Holdings, at the Company’s option, may use the net proceeds of one or more Equity Offerings to redeem on one or more occasions up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture but without duplication with respect to any Exchange Notes) at a redemption price equal to 111.750% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date); provided that if the proceeds of an Equity Offering are used for redemption, all of such proceeds are first contributed to the equity capital of the Company on a non-recourse basis. At least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under the Indenture but without duplication with respect to any Exchange Notes) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company, DRS LLC or Holdings, as the case may be, must complete such redemption within 90 days after the closing of the Equity Offering.

In addition, prior to August 1, 2012, the Company and Duane Reade GP may redeem (a “Make-Whole Redemption”) the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). In such event, the Company shall deliver an Officers’ Certificate to the Trustee setting forth the Applicable Premium.

7. Mandatory Redemption. The Co-Obligors shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8. Repurchase at Option of Holders.

(a) Upon the occurrence of a Change of Control, each Holder may require the Co-Obligors to purchase such Holder’s Notes in whole or in part in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

(b) Under certain circumstances described in the Indenture, the Co-Obligors will be required to apply the proceeds of Asset Sales to the repayment of the Notes and/or Pari Passu Indebtedness.

9. Selection and Notice of Redemption. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes not more than 90 days prior to the redemption date in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and reasonable. Redemptions pursuant to Section 3.07(b) of the Indenture shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the provisions of the Depositary). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 90 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest [and Liquidated Damages, if any,]a if any, cease to accrue on Notes or portions of them called for redemption.

10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Co-Obligors may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Co-Obligors are not required to transfer or exchange any Note selected for redemption. Also, the Co-Obligors are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

11. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

12. Amendment, Supplement and Waiver. The Indenture, the Collateral Documents, the Intercreditor Agreement or the Notes may be amended or supplemented only as provided in the Indenture.

13. Defaults. In the case of an Event of Default arising from certain events of bankruptcy or insolvency specified in the Indenture, with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all unpaid principal of premium, if any, and

[a]	Not to be included for Exchange Notes.

accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive any past Default and its consequences under the Indenture except a Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

14. Security Interest. The Notes will be secured, to the extent and in the manner provided in the Collateral Documents, by (i) a first priority Lien on the Primary Collateral, and (ii) a second priority Lien on the Secondary Collateral. Each Holder of Notes, by its acceptance of a Note, consents and agrees to the terms of each Collateral Document and the Intercreditor Agreement, authorizes and directs the Trustee to appoint U.S. Bank National Association as Collateral Agent on the Issue Date and directs the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreement, and authorizes and empowers each of the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Collateral Documents and the Intercreditor Agreement and to perform its respective obligations and exercise its respective rights and powers thereunder. In the event of any conflict between (a) the Indenture (on the one hand) and (b) the Intercreditor Agreement and the Collateral Documents (on the other hand), the provisions of the Intercreditor Agreement and Collateral Documents shall control unless such compliance would violate the TIA.

15. Trustee Dealings with the Co-Obligors. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Co-Obligors or their Affiliates, and may otherwise deal with the Co-Obligors or their Affiliates, as if it were not the Trustee.

16. No Recourse Against Others. No director, officer, employee, member or stockholder of either of the Co-Obligors or any Guarantor, as such, will have any liability for any obligations of the Co-Obligors or the Guarantors under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued on the Issue Date shall have all the rights set forth in the Registration Rights Agreement.

19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Co-Obligors have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof that would indicate the applicability of the laws of any other jurisdiction.

The Co-Obligors shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

DUANE READE INC.

DUANE READE

440 Ninth Avenue

New York, New York 10001

Facsimile: 212-594-0832

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Co-Obligors pursuant to Section 4.11, 4.15 or 4.20 of the Indenture, check the appropriate box below:

☐    Section 4.11                ☐    Section 4.15                ☐ Section 4.20

If you want to elect to have only part of the Note purchased by the Co-Obligors pursuant to Section 4.11 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such Decrease (or Increase)

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

DUANE READE INC.

DUANE READE

440 Ninth Avenue

New York, New York 10001

U.S. Bank National Association

225 Asylum Street 23rd Floor

Hartford, Connecticut 06103

Fax: (860) 241-6897

Attention: Susan C. Merker

Re:	11.75% Senior Secured Notes due 2015

Reference is hereby made to the Indenture, dated as of August 7, 2009 (the “Indenture”), among Duane Reade Inc., a Delaware corporation (the “Company”), and Duane Reade, a New York general partnership (“Duane Reade GP”, and together with the Company, the “Co-Obligors”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $             in such Note[s] or interests (the “Transfer”), to                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐ 2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was an offshore transaction executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐ 3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; ☐

or

(b) such Transfer is being effected to the Company or a subsidiary thereof; ☐

or

(c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; ☐

or

(d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

☐ 4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. ☐

(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii)

the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. ☐

(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture. ☐

This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Obligors.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

☐ (A)	a beneficial interest in the:

(i)	144A Global Note (CUSIP ); or

(ii)	Regulation S Global Note (CUSIP ); or

(iii)	IAI Global Note (CUSIP ); or

☐ (B)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

☐ (A)	a beneficial interest in the:

(i)	144A Global Note (CUSIP ); or

(ii)	Regulation S Global Note (CUSIP ); or

(iii)	IAI Global Note (CUSIP ); or

(iv)	Unrestricted Global Note (CUSIP ); or

☐ (B)	a Restricted Definitive Note; or

☐ (C)	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

DUANE READE INC.

DUANE READE

440 Ninth Avenue

New York, New York 10001

U.S. Bank National Association

225 Asylum Street 23rd Floor

Hartford, Connecticut 06103

Fax: (860) 241-6897

Attention: Susan C. Merker

Re:	11.75% Senior Secured Notes due 2015

Reference is hereby made to the Indenture, dated as of August 7, 2009 (the “Indenture”), among Duane Reade Inc., a Delaware corporation (the “Company”), and Duane Reade, a New York general partnership (“Duane Reade GP”, and together with the Company, the “Co-Obligors”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                 (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. ☐

(b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. ☐

(c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. ☐

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(d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. ☐

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act. ☐

(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act. ☐

This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Obligors.

[Insert Name of Owner]

By:
Name: Title:

Dated:

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EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

DUANE READE INC.

DUANE READE

440 Ninth Avenue

New York, New York 10001

Re:	11.75% Senior Secured Notes due 2015

Reference is hereby made to the Indenture, dated as of August 7, 2009, as supplemented (the “Indenture”), among Duane Reade Inc., a Delaware corporation (the “Company”), and Duane Reade, a New York general partnership (“Duane Reade GP”, and together with the Company, the “Co-Obligors”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount at maturity of:

(a) beneficial interest in a Global Note, or

(b) a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

D-1

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Co-Obligors are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Purchaser]

By:
Name: Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally and irrevocably guaranteed on a senior secured basis, to the extent set forth in the Indenture, dated as of August 7, 2009 (the “Indenture”), among Duane Reade Inc., a Delaware corporation (the “Company”), and Duane Reade, a New York general partnership (“Duane Reade GP”, and together with the Company, the “Co-Obligors”), the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Co-Obligors to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture (i) are expressly set forth in Article Eleven of the Indenture, and (ii) are secured to the extent set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. The Obligations under the Indenture, the Notes and the Guarantees are hereby designated as “Designated Senior Indebtedness” for purposes of the Existing Senior Subordinated Notes Indenture.

[Name of Guarantor]

By:
Name: Title:

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EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                 , among Duane Reade Inc., a Delaware corporation (the “Company”), Duane Reade, a New York general partnership (“Duane Reade GP”, and together with the Company, the “Co-Obligors”), the Company’s subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s subsidiaries listed on Schedule B hereto (collectively the “Existing Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Co-Obligors, the Existing Guarantors and the Trustee are parties to an indenture (the “Indenture”), dated as of August 7, 2009, providing for the issuance of 11.75% Senior Secured Notes due 2015 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that, without the consent of any Holders, the Co-Obligors and the Existing Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the Notes and/or obligations under the Indenture;

WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;

WHEREAS, pursuant to the Indenture the Co-Obligors, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and

WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Co-Obligors, the Existing Guarantors, each New Guarantor and the Trustee, the legal, valid and binding agreement of the Co-Obligors, the Existing Guarantors and each New Guarantor, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Co-Obligors, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Guarantee. Each New Guarantor hereby agrees to guarantee the Indenture and the Notes related thereto pursuant to the terms and conditions of Article Eleven of the Indenture, such Article Eleven being incorporated by reference herein as if set forth at length herein (each such guarantee, a “Guarantee”) and to execute a joinder agreement to the Collateral Documents as required by Section 4.12, and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto. This Guarantee may be released in accordance with Section 11.04 of the Indenture.

(3) GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

(4) Counterparts. The parties may sign any number of copies of this Guarantor Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Co-Obligors, Existing Guarantors and the New Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

DUANE READE Inc., a Delaware corporation

By:
Name: Title:

DUANE READE, a New York general partnership By: Duane Reade Inc., as General Partner

By:
Name: Title:

EACH GUARANTOR LISTED ON SCHEDULE A HERETO

By:
Name: Title:

EACH GUARANTOR LISTED ON SCHEDULE B HERETO

By:
Name: Title:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

EXHIBIT G

FORM OF OFFICERS’ CERTIFICATE

TO BE DELIVERED BY THE COMPANY

PURSUANT TO SECTION 10.06(b) OF THE INDENTURE

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise specified.

We, the undersigned, as officers of Duane Reade Inc. (in the capacities set forth under our respective signatures below), a Delaware corporation (the “Company”), certify that we are duly authorized to, and do hereby, deliver this certificate to U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), under the Indenture, dated as of August 7, 2009 (the “Indenture”), relating to the Company’s 11.75% Senior Secured Notes due 2015 (the “Notes”); and

1.

All releases and withdrawals of Collateral or Liens as described in paragraph (a) of Section 10.06 of the Indenture [since the Issue Date (as defined in the Indenture)](a) [during the preceding six-month period](b) in which no release or consent of the Trustee or the Collateral Agent was obtained were in the ordinary course of the Company’s, Duane Reade GP’s and the Guarantors’ business and were not prohibited by the Indenture, and all proceeds from such activities were used by the Company, Duane Reade GP or the Guarantors in the ordinary course of their business or to make cash payments otherwise as permitted by the Indenture;

2.	We are familiar with the Indenture and have read all the conditions (including all definitions relating thereto) set forth therein relating to the releases and withdrawals of Collateral and Liens pursuant to Section 10.06(a);

3.	We have examined the documents and records of the Co-Obligors and the Guarantors relating to the releases and withdrawals of Collateral and Liens pursuant to Section 10.06(a);

4.	We have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether all covenants and conditions precedent provided in the Indenture for the satisfaction of Section 10.06(a) have been complied with; and

5.	In our opinion, all covenants and conditions precedent provided for in the Indenture relating to the releases and withdrawals of Collateral and Liens have been complied with pursuant to Section 10.06(a).

[a]	Insert if the first such Officers’ Certificate.

[b]	Insert if not the first such Officers’ Certificate.

G-1

IN WITNESS WHEREOF, we have hereunto signed our names.

Dated:                         ,

DUANE READE INC.

By:
Name:
Title:

By:
Name:
Title:

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